                                                                    EXHIBIT 10.5


                              EXECUTION ORIGINAL
================================================================================


                                                         SWEETWATER COUNTRY CLUB
                                                         CITY OF SUGAR LAND
                                                         FORT BEND COUNTY
                                                         TEXAS



                                   L E A S E


                   NATIONAL GOLF OPERATING PARTNERSHIP, L.P.

                                   Landlord

                                      and

                         COBBLESTONE GOLF GROUP, INC.

                                    Tenant


                           Dated as of July 1, 1996



================================================================================

                                                         SWEETWATER COUNTRY CLUB
                                                         CITY OF SUGAR LAND
                                                         FORT BEND COUNTY
                                                         TEXAS

                                     LEASE
                                     -----

          THIS LEASE ("Lease"), dated for reference purposes only July 1, 1996,
                       -----
is entered into by and between NATIONAL GOLF OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord"), and COBBLESTONE GOLF GROUP, INC., a
                               --------
Delaware corporation ("Tenant").  This Lease consists of the Basic Lease
                       ------
Provisions, the Detailed Lease Provisions and Exhibits A through M, all of which
                                              --------------------
are incorporated herein by this reference. Capitalized terms used herein have the meanings assigned to such terms in Exhibit A.
                                       ---------


                            BASIC LEASE PROVISIONS

1. Facility: Means the Leased Property consisting of two 18-hole golf courses, clubhouse, maintenance building, driving range, practice areas, athletic center, swimming pools, tennis courts, and related facilities located on the Land. The Facility shall also be referred to herein as the "Club."
      ----

2.   Commencement Date:  July 1, 1996.

3.   Initial Term:  Fifteen (15) years commencing on the Commencement Date.

4.   Extended Term:  Two five-year terms (See Section 2.2 of the Detailed Lease
                                              -----------
     Provisions) (each, an ("Extended Term").
                             -------------

5.   Initial Base Rent:  Means $1,168,375.

6. Fiscal Year: Means the 12-month period from January 1 through December 31 of each year of the Term, or the applicable portions of the first and last Fiscal Years.

7. Annual Base Rent: Means, with respect to the Fiscal Year commencing on the Commencement Date, the Initial Base Rent. On January 1, 1997, the Annual Base Rent shall be increased to $1,198,333. On January 1, 1998, and on January 1 of each following Fiscal Year through and including January 1, 2001, the Annual Base Rent shall be equal to the Annual Base Rent applicable to the immediately preceding Fiscal Year multiplied by the annual percentage increase in the Consumer Price Index ("CPI") from the
                                                              ---
     immediately preceding Fiscal Year; provided, however, the CPI increase in Annual Base Rent for any Fiscal Year pursuant to the terms of this Section
                                                                        -------
     7 shall not exceed five percent per annum.  The Annual Base Rent for the
     -
     Fiscal Year commencing on January 1, 2002, and continuing for each Fiscal Year for the balance of the Term of this Lease shall be the amount of the Annual Base Rent for Fiscal Year ending December 31, 2001, with no CPI increase. The Annual Base Rent for each Extended Term shall be as provided in Section 2.2 of the Detailed Lease Provisions.
                             -----------


8.   Applicable Percentage:

          With respect to Course Revenue, means:

               For the first Fiscal Year:  16%
               For the second Fiscal Year: 17%
               For the third Fiscal Year:  18%
               For the fourth Fiscal Year: 19%
               For the fifth Fiscal Year and for each Fiscal Year
               throughout the Term:  20%

          With respect to Other Revenue, means 5% for each Fiscal Year throughout the Term.

9.   Additional Rent: Means the amount, if any, by which (a) the sum of:

          (i) all Course Revenue for any Fiscal Year multiplied by the Applicable Percentage of Course Revenue; plus

          (ii) all Other Revenue for any Fiscal Year multiplied by the Applicable Percentage of Other Revenue exceeds (b) the Annual Base Rent for such Fiscal Year.  (See Section 3.3 of
                                                                  -----------
     the Detailed Lease Provisions.)

10.  Address for Payments:

               Landlord:

                    National Golf Operating Partnership, L.P.
                    c/o National Golf Properties, Inc.
                    1448 15th Street, Suite 200
                    Santa Monica, California  90404

     (See Section 3.1 of the Detailed Lease Provisions.)
          -----------

11.  Addresses for Notices:

               Tenant:

                    Cobblestone Golf Group, Inc.
                    3702 Via de la Valle
                    Del Mar, California  92014
                    Attn:  Mr. Joseph H. Champ
                           Vice President of Acquisitions

               With a Copy to:

                    Page & Addison
                    15770 Dallas Parkway, 5th Floor
                    Dallas, Texas  75248
                    Attn:  Randolph D. Addison, Esq.


               Landlord:

                    National Golf Operating Partnership, L.P.
                    c/o National Golf Properties, Inc.
                    1448 15th Street, Suite 200
                    Santa Monica, California  90404
                    Attn:  Scott S. Thompson, Esq.
                           General Counsel

     (See Section 26.8 of the Detailed Lease Provisions.)
          ------------

12. Within 45 days after the end of each Fiscal Year of the Term (commencing after the end of the third Fiscal Year), Tenant shall fund the Capital Improvement Account by an amount calculated as 2% of the Total Revenue for such Fiscal Year. Tenant hereby grants to Landlord a security interest in the Capital Improvement Account. Tenant shall keep the Capital Improvement Account and all funds therein separate from Tenant's other accounts and funds. Tenant and Landlord shall enter into a separate agreement between themselves and the depository bank to effectuate such security interest. Tenant may submit an annual detailed budget for capital improvements or capital replacements (collectively, "Capital Expenditures") it proposes to
                                          --------------------
     make to the Leased Property, which budget will be subject to approval by Landlord not to be unreasonably withheld or delayed (the "Approved Cap Ex
                                                               ---------------
     Budget").  Tenant shall only use funds from the Capital Improvement Account
     ------
     to fund Capital Expenditures to the Facility. Tenant may withdraw funds from Capital Improvement Account only: (i) to the extent consistent with the Approved Cap Ex Budget preserving line item integrity on a per project basis within 125% of the amount specified or (ii) as otherwise approved in writing by Landlord, which approval shall not to be unreasonably withheld or delayed. Tenant shall provide Landlord with such information as Landlord may reasonably request to confirm the application of funds as provided in this Section 12. Tenant shall cause all amounts in the Capital
                      ----------
     Improvement Account to be expended prior to the expiration of the Term or the earlier termination of this Lease. Tenant shall pay to Landlord 150% of any unused amounts remaining in the Capital Improvement Account upon the expiration of the Term or earlier termination of this Lease.

13. Reference is made to that certain Purchase and Sale Agreement and Joint Escrow Instructions by and between Sweetwater Golf

     Partnership, a Texas general partnership ("Seller"), acting by and through
                                                ------
     its Managing Partner, Sugarland Properties Incorporated, a Texas corporation ("SPI"), and Landlord, dated as of April 16, 1996 (the
                   ---
     "Purchase Agreement").  Tenant acknowledges that SPI (or its affiliate) is
     -------------------
     developing single-family residential lots on land adjacent to or surrounding the Leased Property as part of the master-planned community commonly known as "First Colony" (the "First Colony Development") and that
                                            ------------------------
     as part of Landlord's purchase of the Leased Property from Seller, Seller has imposed on Landlord certain restrictions and covenants with respect to the operation, management and maintenance of the Leased Property, all as more fully set forth in Sections 14, 15, 16, 17, 18, 19, 20, 21, 22, 23,
                             ------------------------------------------------
     24, 25 and 26 of these Basic Lease Provisions (the "Operating Covenants").
     ------     --                                       -------------------
     Tenant acknowledges that it has reviewed and understands the Purchase Agreement and agrees to operate, manage and maintain the Leased Property in accordance with the Operating Covenants and the terms and conditions of the Detailed Lease Provisions of this Lease. The term "Closing Date" as used
                                                         ------------
     herein shall mean the date upon which the closing under the Purchase Agreement occurs (the "Closing"). This Lease and the terms and conditions
                            -------
     herein shall not be effective until the Closing has occurred.

14. Notwithstanding any provision set forth in this Lease and any Exhibits hereto, during the entire Term of this Lease, Tenant shall operate the Leased Property: (a) as a golf course facility and country club (including
     (i) related recreational and athletic uses and (ii) guest cottages, sometimes referred to as "clubdominiums," for guests and members of the country club) all in accordance with rules, regulations and bylaws as may be promulgated by Landlord and Tenant (and their successors and assigns) in accordance with this Lease from time to time, and for no other purpose or purposes without the prior written approval of Landlord; (b) in accordance with the terms and conditions of that certain Declaration of Covenants, Conditions, and Restrictions for Sweetwater Country Club, a copy of which is attached hereto as Exhibit F and incorporated herein by this reference
                           ---------
     (the "CC&Rs"); and (c) with such standards and quality of service
           -----
     comparable with presently existing, non-equity country clubs in the greater Houston area (provided that such non-equity country clubs continue to maintain golf membership fees and dues comparable to the Club).

15.  In addition to the requirements set forth in Articles 13 and 14 of the
                                                  -----------     --
     Detailed Lease Provisions, for a period commencing on the Commencement Date and continuing until the fifth anniversary of the Commencement Date, Tenant shall comply with the insurance and restoration requirements set forth in
     Section 10 of the CC&Rs.

16. Notwithstanding any provision set forth in this Lease and any Exhibits hereto, Tenant hereby expressly recognizes and agrees to assume all obligations to hold the tournaments, banquets, meetings and other functions scheduled to take place at the Leased Property after the Commencement Date, as listed on Exhibit G attached hereto and incorporated
                                     ---------
     herein by this reference (the "Booked Contracts").  Tenant agrees to
                                    ----------------
     execute any customary assignment or assumption instrument to evidence Tenant's assumption of the Booked Contracts and all deposits and advance payments for the Booked Contracts shall be paid to Tenant upon the Closing Date.

17. Notwithstanding any provision set forth in this Lease and any Exhibits hereto, Tenant hereby expressly recognizes and agrees to assume all of the obligations of SPI under that certain Golf Car Lease Agreement by and between SPI and Golf Car Systems, Inc. dated as of October 2, 1989, as amended by that certain amendment dated February 10, 1992, as further amended by that certain amendment dated June 29, 1994, a copy of which is attached hereto as Exhibit H (as amended, the "Golf Car Lease") provided
                        ---------                   --------------
     that Landlord shall pass through to Tenant any credit received by Landlord from Seller for the difference in cost that Tenant would have been able to lease golf cars under its own lease and the cost to lease golf cars under the Golf Car Lease (the "Golf Cart Credit"). Tenant agrees to execute any
                              ----------------
     customary assignment or assumption instrument to evidence Tenant's assumption of the Golf Car Lease. The Golf Cart Credit is estimated to be approximately $75,000 provided that the final Golf Cart Credit amount shall be verified and paid to Tenant upon the Closing Date.

18. Notwithstanding any provision set forth in this Lease and any Exhibits hereto, as of the Commencement Date, Tenant may elect to enter into a contract with Club Card or other vendor ("Collector") for the collection of
                                               ---------
     "Seller's Receivables" (as defined below) and shall itself or shall cause
      --------------------
     Collector to use commercially reasonable efforts to collect all such Seller's Receivables for a period commencing on the Commencement Date and continuing for 60 days thereafter. All such amounts collected by Tenant (or Collector) shall be applied first to the oldest amounts owed by such member. All of Seller's Receivables collected by Tenant (or Collector) during such 60 day period shall be paid to Seller within 80 days after the Commencement Date. Tenant shall be responsible for the set-up costs associated with inputing each of the accounts into Tenant's or Collector's computer system; provided, however, Landlord shall reimburse Tenant in the amount of $9,000 (the "Accounts Receivable Set Up Fee") for such costs
                            ------------------------------
     incurred by Tenant provided Landlord receives a credit from Seller in the amount of the Accounts Receivable Set Up Fee. The term "Seller's
                                                              --------
     Receivables" shall mean collectively: all charges related to or arising
     -----------
     from the operation of the Leased Property that were incurred at any time within 65 days prior to the Commencement Date (e.g., monthly dues (except for monthly dues billed but related to use after the Commencement Date), unpaid amounts with respect to tournaments, banquets and other functions to be held at the Leased Property before the Commencement Date, unpaid credit card receivables and other accounts of Seller, uncollected or delinquent initiation fees, membership dues, or charges incurred prior to the Commencement Date; provided, however, all such amounts shall only be deemed "Seller's Receivables" for a period of 60 days after the Commencement Date and thereafter shall be the property of Tenant and treated as Course Revenue hereunder. All other accounts receivable not included in Seller's Receivables shall be the property of Tenant and treated as Course Revenue hereunder.

19. Notwithstanding any provision set forth in this Lease and any Exhibits hereto, Tenant acknowledges that pursuant to Section 5.4 of the Purchase Agreement, Landlord has agreed to grant to SPI certain easements in connection with the development of single family homes adjacent to the Leased Property (defined herein and in Section 5.4 of the Purchase
     Agreement as "Future Easements").   Tenant agrees to reasonably cooperate
                   ----------------
     and join with Landlord (if necessary) in the granting of such Future Easements (substantially in the form attached hereto as Exhibit I) and
                                                             ---------
     hereby consents to the granting of such Future Easements in accordance with
     Section 5.4 of the Purchase Agreement.

20. Notwithstanding any provision set forth in this Lease and any Exhibits hereto, Tenant shall design, develop and construct the capital improvement items set forth on Exhibit J of this Lease (collectively, the "Initial
                        ---------                                   -------
     Capital Improvements")  and in accordance with the time periods set forth
     --------------------
     in Exhibit J and  in the Purchase Agreement regarding the amounts to be
        ---------
     spent within the first and second years after the Commencement Date.
     Tenant shall submit to Landlord (a) plans for the design, development and construction of the Initial Capital Improvements for Landlord's prior approval (not to unreasonably withheld or delayed) thereof (the "Plans")
                                                                      -----
     and (b) a budget to fund such design, development and construction for Landlord's prior approval thereof (the "Budget"); provided, however: (i)
                                             ------
     the Budget shall include an expenditure of at least $1,000,000, of which at least $700,000 shall be expended for Visible Capital Improvements (as defined in the Purchase Agreement) and no more than $300,000 shall be expended for Capital Equipment (as defined in the Purchase Agreement) and Non-Visible Capital Improvements (as defined in the Purchase Agreement); and (ii) the Budget shall not include any overhead fees, general and administrative costs, nor any other similar fees, costs or charges payable to Tenant or any of its Affiliates in connection with the design, development or construction of the Initial Capital Improvements, except as set forth below. The Budget may include a reasonable fee (without mark-up) for the actual time and expenses devoted by a project manager overseeing the construction of the Initial Capital Improvements; provided that such fee shall be the lesser of (a) the actual fees and costs incurred by Tenant or

     (b) $25,000. Tenant also agrees that within one year after the Commencement Date, at least $600,000 shall be expended for Visible Capital Improvements, Capital Equipment and Non-Visible Capital Improvements. Upon Tenant submitting to Landlord invoices, receipts, advance deposit requests or other documents evidencing costs and expenditures in accordance with the Budget and accompanied by appropriate waivers or releases of mechanics' and materialmen's liens, Landlord shall pay to Tenant the amount of such costs and expenditures provided that Landlord's total payments for the Initial Capital Improvements shall not exceed $1,000,000 ("Landlord's Contribution
                                                        -----------------------
     Amount").  All costs and expenses required or necessary to complete the
     ------
     Initial Capital Improvements in excess of Landlord's Contribution Amount shall be paid by Tenant. As of the date of any payment by Landlord, the Annual Base Rent then in effect shall be increased by an amount equal to ten percent (10%) of the amount of such payments made by Landlord, and Landlord shall deliver to Tenant written notice of this increased amount of the Annual Base Rent. Any additional Base Rent owing for the remainder of the month in which the Annual Base Rent was increased as provided above shall be payable with the next monthly installment of Base Rent. To the extent not inconsistent with this Section 20 of the Basic Lease Provisions,
                                       ----------
     the construction of such Initial Capital Improvements shall be governed by the provisions of Sections 10.3 and 10.4 of the Detailed Lease Provisions.
                       ----------------------
     Any changes or additions to the Initial Capital Improvements which, in the aggregate, cause the Budget for the Initial Capital Improvements to exceed the total amount set forth in Exhibit J attached hereto shall be subject to
                                   ---------
     Landlord's prior written approval, not to be unreasonably withheld.

21. Notwithstanding any provision set forth in this Lease and any Exhibits hereto, and without the prior approval of the majority of the full golf memberships at the Facility, no formal or structured reciprocity program will be implemented or extended to members of any other country club of golf course owned, controlled or managed by Tenant within a 50 mile radius of the Leased Property.

22. Notwithstanding any provision set forth in this Lease and any Exhibits hereto, during the Term of this Lease, Tenant shall assume the payment of any refund obligations with respect to the refundable security deposits listed on and in accordance with Exhibit K hereto that are or become due
                                      ---------
     and payable during the Initial Term and, if extended by Tenant pursuant to

     Section 2.2 of the Detailed Lease Provisions of this Lease, each Extended
     -----------
     Term.

23. Notwithstanding any provision set forth in this Lease and any Exhibits hereto, Tenant acknowledges that Landlord has granted to SPI certain membership option rights as set forth in Section 13.17.4 of the Purchase Agreement. Specifically, Tenant hereby assumes the obligation to grant SPI the option

     ("Membership Option") to purchase up to 10 non-transferable, full dues
       -----------------
     paying golf, tennis or athletic memberships (each, a "Full Membership) at
                                                           ---------------
     the Golf Club at the then prevailing initiation fee for each Full Membership at the time of SPI's exercise of the respective Membership Option; provided that the initiation fee for each membership shall not exceed $10,000. Tenant agrees that the Membership Option shall remain in effect from the Commencement Date until the date 30 days after the date Landlord provides notice to SPI that the Club has 960 or more Full Memberships. In order for Landlord to provide such notice to SPI, Tenant shall provide notice to Landlord of the date the Golf Club has 960 or more Full Memberships.

24. Notwithstanding any provision set forth in this Lease and any Exhibits hereto, Tenant acknowledges that Landlord has granted to Seller certain "developer privileges" as set forth in Section 13.17.5 of the Purchase Agreement. Specifically, for a period of five years after the Commencement Date, Tenant hereby assumes the obligation to grant to Seller's development managers ("Managers") membership privileges at the Club ("Developer
                --------                                       ---------
     Privileges"); provided that: (i) the Developer Privileges shall be extended
     ----------
     only for weekday and non-holiday usage; (ii) the Developer Privileges shall expire on the earlier of the date of the completion of the First Colony Development or the fifth anniversary of the Commencement Date; (iii) the Managers shall be entitled to weekend and holiday usage provided they pay the customary fees and charges for such usage; (iv) the Developer Privileges are personal to the respective Manager and may not be transferred or otherwise hypothecated; (v) the number of Managers entitled to the Developer Privileges shall not exceed 10 Managers; and (vi) the Developer Privileges shall be exercised in accordance with the then existing rules, regulations and bylaws of the Club (provided that the Manager shall not be required to be accompanied by a member of the Club while exercising the Developer Privileges).

25. Notwithstanding any provision set forth in this Lease and any Exhibits hereto, during each of the first five Fiscal Years of the Lease, Tenant shall install at its sole cost and expense at least one or more evergreen trees (excluding fir trees) at the Leased Property provided that the annual expenditure for such trees shall not be less than $7,500 in the aggregate.

26. Notwithstanding any provision set forth in this Lease and any Exhibits hereto, for a period of five (5) years after the Commencement Date, Tenant shall not assign, sublet or otherwise transfer this Lease or the leasehold created hereby to American Golf Corporation ("AGC") or any "subsidiary" (as
                                                   ---           ----------
     defined below) of AGC.  A "subsidiary" of AGC means: (i) any entity that
                                ----------
     AGC directly or indirectly owns, or has the right to vote, at least 20% of the beneficial interests in such entity or if through other agreements (e.g., management agreement) has the right to control the policies of such other entity; and
     (ii) any entity controlled by AGC through one or more tiers of subsidiaries.

27. Seller has agreed to give Landlord various purchase price credits in connection with the Closing under the Purchase Agreement in the total amount of $213,954 for the following items: (a) $63,335 for missing golf course equipment; (b) $127,000 for irrigation repairs; (c) $10,000 for the relocation of an irrigation line; and (d) $13,619 for water heater repairs (as such amounts may be adjusted and finalized at Closing) (collectively, the "Capital Credit Amount"). Landlord agrees to pay the Capital Credit
          ---------------------
     Amount to Tenant upon the Commencement Date provided that: (i) the Capital Credit Amount shall be used only for making physical capital improvements to the Leased Property within the first 18 months of the Term; and (ii) the construction of such capital improvements shall be governed by the terms and conditions of Section 20 of these Basic Lease Provisions (provided that
                       ----------
     no adjustment to the Annual Base Rent shall be made). Tenant shall include in its first Annual Course Statement, a detailed report as to the physical capital improvements made by Tenant with reasonable supporting documentation as to the expenditure amounts.

28. All income and expense prorations set forth in the closing statement executed by Seller and Landlord in connection with the Closing under the Purchase Agreement shall be passed through to Tenant in accordance with
     Section 3.8 of the Detailed Lease Provisions of this Lease.
     -----------

29. Upon the Commencement Date, Landlord shall sell and convey to Tenant the professional shop merchandise, food and beverage consummables and athletic shop merchandise (collectively, the "Inventories") purchased by Landlord
                                          -----------
     from Seller in connection with Landlord's purchase of the Leased Property. Tenant shall pay to Landlord upon the Commencement Date the amount of approximately $185,866 for the Inventories (pro shop merchandise of $106,444; food and beverage consummables of $31,881; and athletic shop merchandise of $47,541) which final amount shall be verified upon the Closing Date.

30. Landlord acknowledges that as of the Commencement Date, a storm drain is located beneath the swimming facility at the Leased Property (the "Storm
                                                                        -----
     Drain").  Landlord agrees that all repairs to the Storm Drain shall be, at
     -----
     Tenant's election, at Landlord's cost and expense; provided that: (i) the Annual Base Rent then in effect shall be increased in accordance with
     Section 20 of these Basic Lease Provisions with respect to all costs and
     ----------
     expenses incurred by Landlord for the repair of the Storm Drain; and (ii) Landlord's Contribution Amount shall be increased by the amount of such costs and expenses incurred by Landlord.

31. At the written request of Tenant, Landlord agrees to reasonably assert and pursue with reasonable due diligence, against Seller, on Tenant's behalf but at Tenant's cost and expense, all of Landlord's rights under the Purchase Agreement arising from Seller's representations, warranties, guaranties and indemnifications under the Purchase Agreement.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

NATIONAL GOLF OPERATING                COBBLESTONE GOLF GROUP, INC.,
PARTNERSHIP, L.P.,                     a Delaware corporation
a Delaware limited partnership

By:  NATIONAL GOLF PROPERTIES, INC.,
     a Maryland corporation, its
     general partner


     By:  /s/ Scott S. Thory?          By:  /s/ James H. Champ
         -------------------------         -------------------------------

     Its: Chief Leasing Officer        Its:   Vice President
          ------------------------          ------------------------------
               "Landlord"                              "Tenant"

LIST OF ATTACHMENTS AND EXHIBITS:
- --------------------------------

Detailed Lease Provisions

Exhibit A  Defined Terms; Interpretation

Exhibit B  Legal Description of the Land

Exhibit C  Other Leased Properties

Exhibit D  Operating Standards

Exhibit E  Landlord's Personal Property

Exhibit F  Declaration of CC&Rs

Exhibit G  Booked Contracts

Exhibit H  Golf Car Lease

Exhibit I  Form of Future Easements

Exhibit J  Initial Capital Improvements

Exhibit K  Refundable Security Deposits

Exhibit L  Form of Landlord's Consent

Exhibit M Bylaw Amendments

                           DETAILED LEASE PROVISIONS

                          ARTICLE 1 - LEASED PROPERTY
                          ---------------------------

          Upon and subject to the terms and conditions set forth in this Lease, Landlord leases to Tenant and Tenant rents from Landlord all of Landlord's rights and interest in and to the following real property, improvements and related rights (collectively the "Leased Property"):
                                  ---------------

          (a) the land described in Exhibit B attached hereto (collectively, the
                                    ---------
          "Land");
           ----

          (b) all buildings, structures, Fixtures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on site and off site), parking areas, driving ranges, roadways, cart paths, bridges, lakes, irrigation systems, and course markers presently situated upon the Land, but not including any Tenant Improvements (collectively, the
                    -----------------
          "Leased Improvements");
           -------------------

          (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements (collectively, the "Related Rights");
                                                      --------------

          (d) all personal property, if any, owned by Landlord and located on the Leased Property, which personal property is described in Exhibit E
                                                                       ---------
          attached hereto ("Landlord's Personal Property"); and
                            ----------------------------

          (e) any other property conveyed to Landlord pursuant to the terms of the Purchase Agreement (as defined in Section 13 of the Basic Lease
                                                ----------
          Provisions) including, but not limited to, all property, included in the term "Property" as defined therein.
                    --------

                               ARTICLE 2 - TERM
                               ----------------

          2.1  Term.  The Term of this Lease shall commence on the Commencement
               ----
Date.

          2.2  Extended Term. Landlord grants to Tenant the right to extend the
               -------------
Term of this Lease for the Extended Terms provided for in Section 4 of the Basic
                                                          ---------
Lease Provisions commencing upon the expiration of the Initial Term or the first Extended Term, as the case may be. Subject to the provisions contained in this

Section 2.2, the Term of the Lease shall be automatically extended upon the
- -----------
expiration of the Initial Term or the first Extended Term, as the case may be, unless Tenant gives written notice to Landlord of Tenant's election to terminate the Lease as of the Initial Term or the first Extended Term, as the case may be, at least 180 days prior to the termination of such Term. However, the Term will only be extended if at the time of the commencement of the applicable Extended Term no Event of Default shall have occurred and be continuing. During each Extended Term, all of the terms and conditions of this Lease shall continue in full force and effect, as the same may be amended, supplemented or modified; provided, however, the Annual Base Rent during each Extended Term shall be increased (but not decreased) at the commencement of each Extended Term to an amount equal to 80% of the following sum: (a) the aggregate Base Rent plus the Additional Rent payable under this Lease for the 24 complete calendar months immediately prior to the commencement of the respective Extended Term, divided by (b) two.

                               ARTICLE 3 - RENT
                               ----------------

          3.1  Rent.  Tenant will pay to Landlord in lawful money of the United
               ----
States of America the Base Rent and Additional Rent during the Term. Payments of Base Rent and Additional Rent shall be paid at Landlord's address set forth in the Basic Lease Provisions or at such other place or to such other Person as Landlord from time to time may designate in writing. If any payment owing hereunder shall otherwise be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day.

          3.2  Base Rent.  Tenant shall pay Base Rent to Landlord in advance on
               ---------
the first day of each calendar month; provided, however, that the first monthly
                                      -----------------
installment shall be payable on the Commencement Date and the first and last month's payments shall be prorated as to any partial month.

          3.3  Additional Rent.  In addition to the Base Rent, Tenant shall pay
               ---------------
to Landlord Additional Rent in quarterly installments as provided in Section
                                                                     -------
3.3.1.
- -----

               3.3.1  Quarterly Calculation and Payment of Additional Rent.
                      ----------------------------------------------------
     Tenant shall calculate and pay Additional Rent for each Fiscal Quarter.
     The amount of the Additional Rent for the Second, Third and Fourth Fiscal Quarters shall account for any interim reconciliations made with respect to prior Fiscal Quarters in such Fiscal Year as certified by Tenant to Landlord as provided by this Section 3.3.1, but subject to a final
                                  -------------
     reconciliation as provided by Section 3.3.2.  Such Additional Rent shall be
                                   -------------
     paid to Landlord, together with an Officer's Certificate setting forth the calculation thereof, within 30 days after the end of each Fiscal Quarter.

               3.3.2  Annual Reconciliation.  Within 60 days after the end of
                      ---------------------
     each Fiscal Year, or after the expiration or termination of the Lease, Tenant shall deliver to Landlord an Officer's Certificate setting forth (i) the Course Revenue and the Other Revenue for the Fiscal Year just ended, and (ii) a comparison of the amount of Additional Rent actually paid during such Fiscal Year versus the amount of Additional Rent actually owing on the basis of the annual calculation of the Course Revenue and the Other Revenue. If the Additional Rent for such Fiscal Year exceeds the sum of the quarterly payments previously paid by Tenant, Tenant shall pay such deficiency to Landlord along with such Officer's Certificate. If the Additional Rent for such Fiscal Year is less than the amount previously paid by Tenant, Landlord shall, at Tenant's option, either (i) remit to Tenant its check in an amount equal to such difference, or (ii) grant Tenant a credit against the payment of Additional Rent next coming due. The amount of the reconciliation payment, whether in favor of Landlord or Tenant, shall bear interest at a rate equal to the rate payable on 90-day U.S. Treasury Bills as of January 1 of the year following the close of such Fiscal Year until the amount of such difference shall be paid or otherwise discharged.

               3.3.3  Record-keeping.  Tenant shall utilize an accounting system
                      --------------
     for the Leased Property in accordance with its usual and customary practices and in accordance with accrual basis accounting principles (applied on a basis consistent with the Other Leased Properties, if any) which will accurately record all Course Revenue and Other Revenue. Tenant shall utilize cash basis accounting principles in accounting for the amounts to be deposited into the Capital Improvement Account. Tenant shall retain reasonably adequate records for each Fiscal Year conforming to such accounting system until at least five years after the expiration of such Fiscal Year (and in any event until the reconciliation described in Section
                                                                         -------
     3.3.2 above for such Fiscal Year has been made).
     -----

               3.3.4  Audits.  Landlord, at its own expense except as provided
                      ------
     hereinbelow, shall have the right from time to time directly or through its accountants to audit the information set forth in the Officer's Certificate referred to in Section 3.3.2 and in connection with such audits to examine
                    -------------
     Tenant's books and records with respect thereto (including supporting data, sales tax returns and Tenant's work papers). If any such audit discloses a deficiency in the payment of Additional Rent, Tenant shall forthwith pay to Landlord the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however,
                                                           -----------------
     that as to any audit that is commenced more than 12 months after the date Course Revenue or Other Revenue for any Fiscal Year is reported by Tenant to Landlord, the deficiency, if any, with respect to such Course Revenue or Other Revenue shall bear interest as permitted herein only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Tenant. If any such audit discloses that the Course Revenue or Other Revenue actually received by Tenant for any Fiscal Year exceeds the Course Revenue or Other Revenue reported by Tenant by more than five percent, Tenant shall pay the reasonable cost of such audit and examination. Landlord shall not conduct more than two audits in any calendar year; provided that for purposes of such limitation any audit in which there were discrepancies in excess of $5,000 shall not count towards such limitation.

          3.4  Additional Charges.  In addition to the Base Rent and Additional
               ------------------
Rent, (1) Tenant shall also pay and discharge when due and payable all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease, and (2) in the event of any failure on the part of Tenant to pay any of those items referred to in clause (1) above, Tenant shall also pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses
(1) and (2) above being referred to herein collectively as the "Additional
                                                                ----------
Charges").  Except as otherwise provided in this Lease, including Article 12,
- -------                                                           ----------
all Additional Charges shall be due and payable 30 days after either Landlord or the applicable third party who may be billing Tenant therefor shall deliver an invoice to Tenant therefor. To the extent that Tenant pays any Additional Charges to Landlord pursuant to any requirement of this Lease, Tenant shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

          3.5  Late Payment of Rent.  Tenant hereby acknowledges that late
               --------------------
payment by Tenant to Landlord of Base Rent, Additional Rent or Additional Charges will cause Landlord to incur costs not contemplated under the terms of this Lease, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Such costs may include processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Leased Property and other expenses of a similar or dissimilar nature. Accordingly, if any installment of Base Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within five Business Days after its due date, Tenant will pay Landlord on demand, as Additional Charges, a late charge equal to the lesser of five percent of such installment or $1,000. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition, if any installment of Base Rent, Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid on its due date, the amount unpaid shall bear interest, from the due date of such installment to the date of payment thereof, computed at the Overdue Rate on the amount of such installment, and Tenant will pay such interest to Landlord on demand, as Additional Charges. The payment of said late charge or such interest shall not constitute a waiver, nor excuse or cure, of any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.

          3.6  Net Lease.  The Rent shall be paid absolutely net to Landlord
               ---------
and, except as expressly provided in Section 4.7, Article 14  and Article 15,
                                     -----------  ----------      ----------
without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, deduction or defense, so that this Lease shall yield to Landlord the full amount of the installments of Base Rent, Additional Rent and Additional Charges throughout the Term, all as more fully set forth in

Article 5.
- ---------

          3.7  Marketing Programs.
               ------------------

               3.7.1  Tenant Conflicts.  Landlord and Tenant recognize that
                      ----------------
     Tenant currently has a potential conflict of interest with respect to the operation of the Leased Property in that Tenant or its affiliates own or operate other courses which compete with the Leased Property and Tenant or its affiliates may in the future acquire the ownership or operation of other courses which compete with the Leased Property. Subject to Tenant's compliance with this Section 3.7, Landlord acknowledges this potential
                          -----------
     conflict of interest and agrees that it does not constitute a breach or default of any term, condition, representation or warranty under the Lease. Provided, however, Tenant agrees that it shall operate the Leased Property on an arm's-length basis with respect to other courses owned or operated by Tenant or its affiliates ("Tenant's Properties").
                                -------------------

               3.7.2  Approval of Joint Usage Programs.  Subject to Landlord's
                      --------------------------------
     prior written approval, Section 21 of the Basic Lease Provisions and the
                             ----------
     provisions of this Section 3.7, Tenant may have the Leased Property
                        -----------
     participate in joint usage programs involving the Leased Property and properties of the Tenant other than the Leased Property (collectively,

     "Programs") that Tenant may sponsor from time to time.  Landlord agrees
     ---------
     that it will not unreasonably withhold or delay its consent to such Programs if Landlord is reasonably satisfied that such Programs would not adversely affect the amount of Additional Rent to be payable hereunder nor otherwise adversely affect the Leased Property relative to Tenant's Properties. Tenant agrees as a condition to any such consent by Landlord to such Programs, that Landlord may require Tenant to provide to Landlord during the duration of such Programs such information (including rounds played and average green fees) regarding the Tenant Properties included in such Programs and located within 20 miles of the Leased Property as Landlord may reasonably request to monitor that there are no discriminatory impacts of the Programs approved.

               3.7.3  Landlord Conflicts.  Landlord and Tenant recognize that
                      ------------------
     Landlord or its affiliates may in the future acquire the ownership or operation of other courses which compete with the Leased Property. Landlord agrees that in granting or withholding its consent under this
     Section 3.7, it
     -----------
     shall base its decision with respect to such consents solely on the basis of what is best for the Leased Property.

          3.8  Income/Expense Prorations.  Income and expense items received or
               -------------------------
paid with respect to the period in which the Term commences or terminates shall be adjusted and prorated between Landlord and Tenant as of the date of the commencement or expiration of the Term or earlier termination of this Lease, as applicable.

                            ARTICLE 4 - IMPOSITIONS
                            -----------------------

          4.1  Payment of Impositions.  Subject to Section 4.7 and Section
               ----------------------              -----------     -------
16.10, Tenant will pay, or cause to be paid, all Impositions before any fine,
- -----
penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible. All payments of Impositions shall be subject to Tenant's right of contest pursuant to the provisions of

Article 12.  Upon request, Tenant shall promptly furnish to Landlord copies of
- ----------
official receipts, if available, or other satisfactory proof evidencing such payments, such as cancelled checks.

          4.2  Information and Reporting.  Landlord shall give prompt notice to
               -------------------------
Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge, but Landlord's failure to give any such notice shall in no way diminish Tenant's obligations hereunder to pay such Impositions. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event any applicable governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it must legally so file. Each party, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property.

          4.3  Assessment Challenges.  In addition to Tenant's rights under
               ---------------------
Article 12, Tenant may, upon notice to Landlord, at Tenant's option and at
- ----------
Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action.

          4.4  Prorations.  Impositions imposed in respect of the tax-fiscal
               ----------
period during which the Term commences or terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may elect to pay in installments, in which event Tenant shall pay all installments (and any accrued interest on the unpaid balance of the Imposition) that are due during the Term hereof before any fine, penalty, premium, further interest or cost may be added thereto.

          4.5  Refunds.  If any refund shall be due from any taxing authority in
               -------
respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Landlord due to an Event of Default shall be applied as provided in Article 16.
                                ----------

          4.6  Utility Charges.  Tenant shall pay or cause to be paid prior to
               ---------------
delinquency charges for all utilities and services, including, without limitation, electricity, telephone, trash disposal, gas, oil, water, sewer, communication and all other utilities used in the Leased Property during the Term.

          4.7  Reassessments Upon Transfer.  Notwithstanding any other provision
               ---------------------------
in this Lease to the contrary, Landlord shall pay all incremental increases in the Impositions under this Lease arising solely from (a) Landlord's sale, disposition or other transfer of the Leased Property after the date of this Lease or (b) a change of control in Landlord after the date of this Lease.

          4.8  Assessment Districts.  Neither party shall voluntarily consent to
               --------------------
or agree in writing to (i) any special assessment or (ii) the inclusion of any material portion of the Leased Premises into a special assessment district or other taxing jurisdiction unless the other party shall have consented thereto, which consent shall not be unreasonably withheld.

                          ARTICLE 5 - TENANT WAIVERS
                          --------------------------

          5.1  No Termination, Abatement, Etc.  Except as otherwise specifically
               -------------------------------
provided in this Lease, (i) Tenant, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Landlord to modify, surrender or terminate the same, nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent by reason of, and (ii) the respective obligations of Landlord and Tenant shall not be otherwise affected by reason of:

          (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any taking of the Leased Property or any portion thereof;

          (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any portion thereof, the interference with such use by any Person or by reason of eviction by paramount title (other than as provided in Section 5.3);
                                                          -----------

          (c) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant;

          (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or

          (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law.

Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (i) to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) to entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

          5.2  Condition of the Leased Property.  Tenant acknowledges that it
               --------------------------------
has examined or otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease. Regardless, however, of any inspection made by Tenant of the Leased Property and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Leased Property "as is" in its present condition. Tenant waives and releases any claim or action against Landlord in respect of the condition of the Leased Property including any defects or adverse conditions latent or patent, matured or unmatured, known or unknown by Tenant or Landlord as of the date hereof. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO
(i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) VALUE, (v) COMPLIANCE WITH SPECIFICATIONS, (vi) LOCATION, (vii) USE, (viii) CONDITION, (ix) MERCHANTABILITY, (xii) QUALITY,
(xiii) DESCRIPTION, (xiv) DURABILITY, (xv) OPERATION, (xvi) THE

EXISTENCE OF ANY HAZARDOUS MATERIAL, (xvii) COMPLIANCE OF THE LEASED PROPERTY WITH ANY LAW (INCLUDING ENVIRONMENTAL LAWS) OR LEGAL REQUIREMENTS OR (xviii) LANDLORD'S TITLE THERETO. TENANT ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN THE LEASED PROPERTY OF ANY NATURE, WHETHER LATENT OR PATENT, AS BETWEEN LANDLORD AND TENANT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 5.2 HAVE
                                                              -----------
BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

          5.3  Tenant's Rights Against Landlord.
               --------------------------------

          (a)  Nothing in this Section 5 shall relieve Landlord from liability
                               ---------
for monetary damages to the extent resulting from the negligence or act of Landlord, or Landlord's employees, authorized agents, contractors or any Person (other than Tenant) whose claim arose under Landlord. In addition, if and to the extent Tenant has any claim against Landlord for a breach of this Lease or otherwise, including any alleged interference by Landlord, Tenant may pursue such claim against Landlord and this Lease shall not be interpreted to preclude such relief including, if appropriate under applicable law, injunctive relief. Nothing in this Section 5.3(a) shall grant to Tenant any right to terminate this
                --------------
Lease not specifically provided for in Section 5.3(b) or any other Section of
                                       --------------
this Lease.

          (b) If Landlord, its employees or authorized agents or any Person (other than Tenant) whose claim arose under Landlord interferes with Tenant's use of the Leased Property so as to materially deprive Tenant of the benefits of this Lease, then Tenant shall be permitted to give Landlord a notice of termination of this Lease, which notice shall be effective if, other than as a result of Unavoidable Delays, Landlord shall fail to cause such interference to cease and such failure is not cured by Landlord within a period of 30 days after receipt by Landlord of written notice thereof from Tenant, unless such failure cannot with due diligence be cured within a period of 30 days, in which case Tenant shall not have any right of termination if Landlord proceeds promptly and with due diligence to cause such interference to cease.

                       ARTICLE 6 - OWNERSHIP OF PROPERTY
                       ---------------------------------

          6.1  Leased Property.  Tenant acknowledges that the Leased Property is
               ---------------
the property of Landlord and that Tenant has only the right to the exclusive possession and use of the Leased Property during the Term of and upon the terms and conditions of this Lease.

          6.2  Landlord's Personal Property.  If Landlord has provided any
               ----------------------------
Landlord's Personal Property (as described in Exhibit E), Tenant shall maintain
                                              ---------
such Property in the same manner as Tenant maintains Tenant's Personal Property. Upon the loss, destruction, or obsolescence of any of the Landlord's Personal Property, Tenant shall replace such property with Tenant's Personal Property, which such property shall be owned by Tenant during the remainder of the Term. Upon the expiration or sooner termination of this Lease, Tenant shall be obligated to leave at the Facility at no cost to Landlord and free of any liens or encumbrances: (i) any Landlord's Personal Property; and (ii) any replacements of Landlord's Personal Property (the "Replacement Property"), provided that the
                                      --------------------
Replacement Property shall be high-quality equipment in good working order and condition and shall be reasonably comparable in quality and quantity to the property provided to Tenant by Landlord at the Commencement Date. Notwithstanding Section 6.4, at the expiration or sooner termination of this
                -----------
Lease, Landlord shall not be obligated to purchase from Tenant the Replacement Property and the Replacement Property shall be conveyed to Landlord by Tenant at no cost to Landlord.

          6.3  Tenant's Personal Property.  Tenant may (and shall as provided
               --------------------------
below), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Tenant's Personal Property, and Tenant may, subject to the conditions set forth below, remove the same upon the expiration or any prior termination of the Term. Tenant shall provide and maintain during the entire Lease Term all such Tenant's Personal Property as shall be necessary in order to operate the Facility in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use and in accordance with its past practices.

          6.4  Purchase of Tenant's Personal Property.  Subject to Section 6.2,
               --------------------------------------              -----------
upon the expiration or sooner termination of this Lease, Landlord shall have the right (but not the obligation) to purchase from Tenant all, but not less than all, of tangible Tenant's Personal Property (which shall not include software):

          (i) if owned by Tenant and not subject to any secured financing entered into in good faith by Tenant with an unaffiliated Person, at the fair market value thereof (subject to Section 6.2);
                                                    -----------

          (ii) if owned by Tenant, but subject to such secured financing, at the greater of the fair market value thereof or the amount of the debt owing under such financing (subject to Section 6.2); and
                                                 -----------

          (iii) if leased by Tenant in good faith from an unaffiliated Person, and the applicable lease provides for termination of the lease as to such Property upon the payment of a given sum, at the greater of the fair market value thereof or the amount of the payment so provided; provided,
                                                                  ---------
          however, that at Tenant's option and if the lessor will permit
          --------
          Landlord to assume the obligations under the applicable lease with respect to such property (separate from the obligations under a master lease if in effect), Tenant shall, upon the request of Landlord, assign the applicable lease (or portion thereof) to Landlord;

provided, further, however, that if Landlord's purchase right arises because of
- --------------------------
a termination of this Lease as a result of an Event of Default, the fair market value under clauses (i) through (iii) above shall be deemed to be the depreciated net book value of Tenant's Personal Property. Landlord may elect to purchase Tenant's Personal Property by giving notice to Tenant not later than, as the case may be, 60 days prior to the expiration of this Lease or 60 days after the termination of this Lease upon any Event of Default. Tenant shall transfer title to such property by a bill of sale without warranty (except as to ownership free of liens) upon concurrent payment in cash by Landlord; provided,
                                                                      ---------
however, if Landlord has any unpaid damages resulting from any Event of Default,
- --------
Landlord may make payment by delivery of a receipt for an offset against such damages to the extent of any cash payment otherwise owed by Tenant to Landlord.

          6.5  Removal of Personal Property.  All items of Tenant's Personal
               ----------------------------
Property not removed by Tenant within 14 days following the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and may, at Landlord's discretion and without any obligation, be appropriated, sold, destroyed or otherwise disposed of by Landlord without first giving notice thereof to Tenant and without any payment to Tenant and without any obligation to account therefor. Tenant shall, at its expense, restore the Leased Property to the condition required by Section 9.1, including repair of all damage to the
                             -----------
Leased Property caused by the removal of Tenant's Personal Property, whether effected by Tenant or Landlord. Landlord shall not be responsible for any loss or damage to Tenant's Personal Property, or any other property of Tenant, by virtue of Landlord's removal thereof at any time subsequent to the 14-day period provided for herein.

          6.6  Landlord's Waivers.  Any lessor of Tenant's Personal Property
               ------------------
may, upon notice to Landlord and during reasonable hours, enter the Facility and take possession of any of Tenant's Personal Property without liability for trespass or conversion. Landlord shall, upon the request of Tenant, execute and deliver to Tenant "landlord's waivers" as may be reasonable and customary in connection with the financing or leasing of personal property. Such "landlord's waiver" shall limit to 30 days the amount of time the lessor or lender has to enter upon the Leased Premises after notice from Landlord that the Term has expired or otherwise terminated. If Tenant requests a "landlord's waiver," Tenant shall attempt to secure from any financing source or lessor the right on the part of

Landlord to cure the defaults of Tenant and to use any such Property upon providing such cure.

          6.7  Water Rights
               ------------

          6.7.1  Landlord Rights.  To the extent Landlord has any Water Rights
                 ---------------
by virtue of its ownership of the Leased Property or to the extent Landlord otherwise acquires Water Rights specifically for use by the Leased Property, Landlord agrees to assign, transfer or otherwise make such Water Rights available to Tenant during the Term at Landlord's cost for Tenant to have full utilization of the Water Rights for the operation and maintenance of the Leased Property. Landlord makes no assurances whatsoever as to the existence, quantity, priority or price of any Water Rights owned by Landlord. Landlord shall have no obligation to acquire or expend funds to maintain the ownership of any Water Rights.

          6.7.2  Tenant Rights.  To the extent as of the Commencement Date,
                 -------------
Tenant owns any rights for the supply or transportation of water to the Leased Property (the "Tenant's Original Water Rights"), Tenant shall, through the Term
               ------------------------------
and subject to the provisions of this Section 6.7, maintain and hold Tenant's
                                      -----------
Original Water Rights on a first priority basis for the benefit of the Leased Property. If and solely to the extent that Tenant's Original Water Rights provide resources in excess of what is needed to properly serve the Leased Property, Tenant may use Tenant's Original Water Rights for other purposes as it determines consistent with any restrictions under applicable law or the terms of Tenant's Original Water Rights. During the Term, Tenant may sell or exchange Tenant's Original Water Rights if, prior to doing so, Tenant secures Replacement Water Rights. Upon the expiration or sooner termination of this Lease, Tenant shall, within 10 days after request made by Landlord, transfer to Landlord or its designee for no consideration Tenant's Original Water Rights (to the extent still owned by Tenant) and all Replacement Water Rights. Upon the expiration or sooner termination of this Lease, to the extent Tenant had sold or exchanged Tenant's Original Water Rights during the Term, Tenant shall deliver to Landlord or its designee Replacement Water Rights that are not less favorable in any material respect to the holder of such Water Rights than the quantity, price and priority of Tenant's Original Water Rights.

          6.8  Liquor License.  It is contemplated that Tenant or SWC will
               --------------
obtain the necessary or required liquor licenses (collectively, the "Liquor
                                                                     ------
License") to serve the Facility.  Tenant shall take whatever steps are
- -------
commercially necessary to keep the Liquor License in effect during the Term. Upon the expiration of the Term or earlier termination of this Lease, Tenant shall transfer the Liquor License to Landlord (or its designee), subject to applicable law, for a purchase price of $1.00; provided, however, Landlord shall pay all costs and expenses with respect to the transfer of the Liquor License to Landlord. Tenant shall cooperate in all respects with Landlord (and its designee) in order to affect an orderly transfer of the Liquor License to Landlord (or its designee) including, without limitation, completing all application forms, providing such information and documents as may be required by applicable governmental agencies, and appearing and testifying at any public hearings in connection with the transfer of the Liquor License to Landlord (or its designee).

                      ARTICLE 7 - USE OF LEASED PROPERTY
                      ----------------------------------

          7.1  Use.  After the Commencement Date and during the Term, Tenant
               ---
shall use or cause to be used the Leased Property and the improvements thereon for its Primary Intended Use and for such other uses as may be necessary or incidental to such use. Tenant shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Landlord, which consent shall not be unreasonably withheld. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Tenant sell or otherwise provide to patrons, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriters regulations. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property or other improvements of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Tenant's Personal Property. Landlord and Tenant acknowledge that Landlord has acquired the Leased Property subject to the terms of the Existing Instruments and that Tenant will be obligated to perform all obligations under the Existing Instruments during the Term.

       7.2  Specific Prohibited Uses.  Tenant shall not use or occupy or
             ------------------------
permit the Leased Property to be used or occupied, nor do or permit anything to be done in or on the Leased Property, in a manner which would (i) violate or fail to comply with any law, rule or regulation or Legal Requirement or the Existing Instruments, (ii) subject to Article 10, cause structural injury to any
                                      ----------
of the Improvements or (iii) constitute a public or private nuisance or waste. Tenant shall not allow any Hazardous Material to be located in, on or under the Leased Property, or any adjacent property, or incorporated in the Facility or any improvements thereon except in compliance with applicable law (including any Environmental Law). Tenant shall not allow the Leased Property to be used as a landfill or a waste disposal site, or a manufacturing, distribution or disposal facility for any Hazardous Materials. Tenant shall neither suffer nor permit the Leased Property or any portion thereof, including Tenant's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased

Property or any portion thereof, or (iii) is in material violation of any applicable Environmental Law.

          7.3  Membership Matters, Fees and Charges.
               ------------------------------------

          7.3.1  Membership Plan.  All memberships shall be sold, transferred,
                 ---------------
resigned, converted, modified, upgraded or terminated pursuant to the terms and conditions of a membership plan as may be modified by Tenant as provided herein ("Membership Plan") to be established and implemented by Tenant within ninety
  ---------------
(90) days after the Commencement Date and in accordance with the requirements of this Article 7. The Membership Plan shall set forth all matters relating to the
     ---------
sale and classification of memberships, including initiation fees, dues, and other membership charges as periodically established by Tenant, and the rules, regulations, bylaws, policies and procedures pertaining to memberships (collectively, "Membership Documents"); provided that: (a) no memberships shall
                --------------------
be sold, transferred, resigned, converted, modified, upgraded or terminated that would adversely affect the long-term value of the Leased Property (e.g., the Membership Plan shall prohibit the sale of non-dues or artificially low dues paying lifetime memberships); and (b) within 12 months after the Commencement Date (or such reasonable extended time period as approved by Landlord) and except to the extent prohibited by law or as a result of the adjudication of a contractual right, Tenant shall amend the bylaws of the Club in accordance with the proposed changes set forth on Exhibit M attached hereto (the "Bylaw
                                  ---------                       -----
Amendments"); provided, that the Bylaw Amendments may be reasonably modified as
- ----------
approved by Landlord. Tenant shall obtain Landlord's approval, which shall not be unreasonably withheld or delayed, prior to the implementation of the Membership Plan or Membership Documents or any material change to the existing Membership Plan or Membership Documents if the Membership Plan or Membership Documents (or proposed changes thereto) would: (i) adversely affect the long-term value of the Leased Property; (ii) restrict, interfere with or discourage or have the effect of restricting, interfering with, or discouraging participation in the Transfer Program (defined in Section 7.3.2); or (iii)
                                                  -------------
create or increase any liability of Landlord to pay refunds to members. Tenant shall provide any information reasonably requested by Landlord regarding the proposed Membership Plan or material changes to the Membership Plan or the Membership Documents. If Landlord fails to approve or disapprove of the proposed Membership Plan (or proposed changes thereto) within 30 days after receipt thereof, the Membership Plan (or proposed change) shall be deemed approved by Landlord. Any disputes between Landlord and Tenant with respect to the Membership Plan shall be resolved pursuant to Section 26.22. Tenant will
                                                  -------------
protect, indemnify, save harmless and defend Landlord from any Claims (as defined in Section 21.1) imposed upon or incurred by or asserted against
           ------------
Landlord in connection with the sale by Tenant during the Term of new memberships at the Leased Property or the transfer, resignation, conversion, modification, upgrade or termination (each during the Term) of the existing memberships at the Leased Property (excluding Landlord's obligation to assume and honor the existing memberships at the expiration of the Term or termination of the Lease).

          7.3.2  Refundable Security Deposits.  Seller has represented to
                 ----------------------------
Landlord that Seller (or its predecessor) previously sold certain memberships (each a "Refundable Membership") pursuant to a refundable security deposit
         ---------------------
program (the "Refundable Deposit Program") whereby the member (each a
              --------------------------
"Refundable Deposit Member") is entitled to receive a refund of the initiation
- --------------------------
deposit (referred to as a "security deposit") paid by such member (the "Refund
                                                                        ------
Payment") subject to certain conditions.  Tenant acknowledges that Seller has
- -------
previously implemented a transfer program ("Transfer Program") whereby a
                                            ----------------
Refundable Deposit Member may resign and sell such membership in return for paying a transfer fee to the Club ("Transfer Fee") and waiving the right to
                                    ------------
receive a Refund Payment under the Refundable Deposit Program. Tenant hereby agrees that the Membership Plan shall: (i) require the continuation of the Transfer Program, which shall include the establishment of reasonable terms and conditions (including reasonable Transfer Fees) subject to the Landlord's approval (not to be unreasonably withheld) to encourage members holding Refundable Memberships to resign and sell such memberships under the Transfer Program in return for waiving the right to receive the respective Refund Payment; (ii) be actively implemented and managed (without warranty) with the intent to eliminate or significantly reduce the obligation to make Refund Payments under the Refundable Deposit Program (collectively, the "Refund
                                                                  ------
Obligation") over the Initial Term ; (iii) prohibit the sale of memberships
- ----------
pursuant to the Refundable Deposit Program or any similar membership program that would have the effect of creating refunds similar to the Refundable Deposit Program; and (iv) not have the effect of increasing the Refund Obligation. Tenant shall actively monitor the results under the Transfer Program and include in the Annual Course Statements to be provided to Landlord pursuant to Section
                                                                       -------
23.5, a detailed list of the Refundable Deposit Members who have resigned during
- ----
the previous year and the Refundable Deposit Members who have transferred their memberships under the Transfer Program during the previous year.

               7.3.3  Deposit Account.
                      ---------------

          (a) Upon the Commencement Date, Landlord shall deposit the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit Amount") into an
                                                    --------------
interest-bearing account reasonably acceptable to Landlord and Tenant (the "Deposit Account") to be established and maintained in order to provide a source
- ----------------
of funds for making Refund Payments after the expiration of the Initial Term (or an Extended Term). The Deposit Amount shall be invested by Landlord in instruments intended to maximize return over a 15-year investment time frame while preserving principal.

          (b) In addition to, and separate from, the obligation to pay Base Rent, Additional Rent and Additional Charges, Tenant shall also pay to Landlord annual rent ("Deposit
              -------

Rent") equal to: (i) the Applicable Rate (defined below) multiplied by (ii) the
- ----
Deposit Amount. The Deposit Rent shall be paid in advance in quarterly installments upon the commencement of each Fiscal Quarter. The "Applicable
                                                                 ----------
Rate" means, with respect to the Fiscal Year commencing on the Commencement Date, the annual rate of 9.75%. On January 1, 1997, the Applicable Rate shall be increased to 10% and on January 1 of each following Fiscal Year through and including January 1, 2001, the Applicable Rate shall be equal to the Applicable Rate for the immediately preceding Fiscal Year multiplied by the annual percentage increase in the CPI from the immediately preceding Fiscal Year. The obligation to pay Deposit Rent shall continue until the earlier of the expiration of the Term or the satisfaction of the Refund Obligation. The Deposit Rent shall be paid to Landlord in the same manner as the Base Rent is paid pursuant to Article 3 and shall be subject to the requirements of Sections
                 ---------                                             --------
3.1 and 3.5; provided, however, the Deposit Rent shall not be included within
- ---     ---
the calculation of Base Rent and shall not be deemed to be part of Base Rent.

          (c) If the Refund Obligation is satisfied on or prior to the expiration of the Term: (i) the Deposit Amount shall be paid to Landlord; and
(ii) any remaining amounts in the Deposit Account shall be paid to Tenant.

          (d) If the Refund Obligation is not satisfied on or prior to the expiration of the Term and Tenant does not extend the Term pursuant to Section
                                                                       -------
2.2, the Deposit Amount and all interest thereon shall be paid to Landlord.
- ---

          (e) If the Refund Obligation is not satisfied on or prior to the expiration of the Initial Term and Tenant extends the Term pursuant to Section
                                                                       -------
2.2, during each Extended Term, Refund Payments may be made out of the Deposit
- ---
Account upon the written request of Tenant; provided, however, the payment of the Refund Payments shall be made first from the accrued interest on the Deposit Amount and thereafter payments shall be made from the Deposit Amount. During the Initial Term, no Refund Payments shall be made from the funds held in the Deposit Account. If the funds in the Deposit Account are insufficient to pay the Refund Payments during an Extended Term, Tenant shall continue to be obligated to make such payments during the Extended Term.

          (f) If the Lease is terminated prior to the expiration of the Term, the Deposit Amount and all interest thereon shall be paid to Landlord.

          (g) The following is an example to illustrate how a Refund Payment would be made from the Deposit Account. The following assumptions are made for this example: (i) a Refundable Deposit Member resigns during the Initial Term and does not transfer the membership under the Transfer Program; (ii) the Refund Payment owed to such member is $8,000 and is due during the second year of the first Extended Term; (iii) upon the payment of the Refund Payment to such Refundable Deposit Member, the Refund

Obligation is fully satisfied; and (iv) at the time the Refund Payment is made, the outstanding balance in the Deposit Account is $750,000 (the Deposit Amount plus accrued interest of $500,000). Upon the written request of Tenant, Landlord shall pay the $8,000 Refund Payment to the Refundable Deposit Member (out of the accrued interest in the Deposit Account), the Deposit Amount ($250,000) shall be paid to Landlord, and the balance in the Deposit Account ($492,000) shall be paid to Tenant.

          7.3.4  Miscellaneous Charges.  Tenant shall not establish: (i) any
                 ---------------------
fees, rates and other charges relating to goods and services provided at the Leased Property that would have the effect of re-classifying items included within the definition of Course Revenue as items included within the definition of Other Revenue; or (ii) procedures that would disproportionately allocate the revenue received from combined goods and services to Other Revenue.

          7.4  Landlord to Grant Easements, Etc.  Landlord shall, from time to
               --------------------------------
time so long as no Event of Default has occurred and is continuing, at the request of Tenant and at Tenant's cost and expense (but subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed): (i) grant easements and other rights in the nature of easements; (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property; (iii) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes; (iv) execute petitions to have the Leased Property annexed to any municipal corporation or utility district; (v) execute amendments to any covenants and restrictions affecting the Leased Property; and (vi) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Landlord of an Officer's Certificate (which Certificate, if contested by Landlord, shall not be binding on Landlord) stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Tenant on the Leased Property and does not reduce its value or usefulness for the Primary Intended Use. Landlord shall not grant, release, dedicate or execute any of the foregoing items in this
Section 7.4 without obtaining Tenant's approval, which approval shall not be
- -----------
unreasonably withheld or delayed. Notwithstanding anything to the contrary, Landlord shall execute and grant any easement agreement required to be executed by Landlord in favor of Seller or its assigns pursuant to the Purchase Agreement.

                        ARTICLE 8 - HAZARDOUS MATERIALS
                        -------------------------------

          8.1  Representations.  Tenant hereby represents and warrants to
               ---------------
Landlord that it has disclosed to Landlord all material information with respect to the environmental conditions of the Leased Property that Tenant obtained prior to the Commencement Date. Landlord hereby represents and warrants to Tenant that it has disclosed to Tenant all material information with respect to the environmental conditions of the Leased Property that Landlord obtained prior to the Commencement Date.

          8.2  Remediation.  If Tenant becomes aware of the presence of any
               -----------
Hazardous Material in a quantity sufficient to require remediation or reporting under any Environmental Law in, on or under the Leased Property or if Tenant, Landlord, or the Leased Property becomes subject to any order of any federal, state or local agency to investigate, remove, remediate, repair, close, detoxify, decontaminate or otherwise clean up the Leased Property, Tenant shall, at its sole expense, but subject to the last sentence of Section 8.3 and Section
                                                         -----------     -------
8.6, carry out and complete any required investigation, removal, remediation,
- ---
repair, closure, detoxification, decontamination or other cleanup of the Leased Property. If Tenant fails to implement and diligently pursue any such repair, closure, detoxification, decontamination or other cleanup of the Leased Property in a timely manner, Landlord shall have the right, but not the obligation after written notification to Tenant and Tenant's failure to cure as provided herein to carry out such action and to recover all of the reasonable costs and expenses from Tenant as Additional Charges. The obligations of Tenant under this Section
                                                                         -------
8.2 are subject to and limited by the last sentence of Section 8.3 and by
- ---                                                    -----------
Section 8.6.
- -----------

          8.3  Tenant's Indemnification of Landlord.  Tenant shall pay, protect,
               ------------------------------------
indemnify, save, hold harmless and defend Landlord and any Facility Mortgagee from and against all liabilities, obligations, claims, damages (including punitive damages), penalties, causes of action, demands, judgments, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Landlord or the Leased Property by reason of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental Law) in respect of the Leased Property howsoever arising, without regard to fault on the part of Tenant, including (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit to any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity, or (d) by reason of a breach of the representation and warranty in Section 8.1. Notwithstanding the
                                               -----------
foregoing or any other provision of this Lease (including, without limitation,
Section 5.2, Section 8.2, Section 8.5, Section 8.6 and Article 23), Tenant shall
- -----------  -----------  ------------------------     ----------
not be liable, or otherwise be required to indemnify Landlord, for any matters, events or conditions: (i) that occurred, existed or arose prior to the Commencement Date; (ii) that arise after the Commencement Date through no act or omission on the part of Tenant or Tenant's employees, authorized agents, subtenant's or contractors, nor through any breach by Tenant of any of the terms of this Lease; or (iii) caused by Landlord, or its agents, contractors or employees; provided, that the foregoing shall not relieve Tenant of its obligation to operate the Leased Property in compliance with Environmental Laws including Tenant's obligation to maintain, repair, remove or replace any underground storage tanks installed by Tenant or at the direction of Tenant.

          8.4  Survival of Indemnification Obligations.  Tenant's and Landlord's
               ---------------------------------------
obligations and/or liabilities under this Article 8 arising during the Term
                                          ---------
hereof shall survive any termination of this Lease.

          8.5  Environmental Violations at Expiration or Termination of Lease.
               --------------------------------------------------------------
Notwithstanding any other provision of this Lease (except the last sentence of
Section 8.3 and Section 8.6), if, at a time when the Term would otherwise
- -----------     -----------
terminate or expire, a violation of any Environmental Law has been asserted by Landlord and has not been resolved in a manner reasonably satisfactory to Landlord, or has been acknowledged by Tenant to exist or has been found to exist at the Leased Property or has been asserted by any governmental authority and failure to have completed all action required to correct, abate or remediate such a violation of any Environmental Law materially impairs the leasability of the Leased Property upon the expiration of the Term, then, at the option of Landlord, the Term shall be automatically extended with respect to the Leased Property beyond the date of termination or expiration and this Lease shall remain in full force and effect under the same terms and conditions beyond such date with respect to the Leased Property until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) 12 months beyond such expiration or termination date; provided,
                                                                   --------
that Tenant may, upon any such extension of the Term, terminate the Term by paying to the Landlord such amount as is necessary in the reasonable judgment of Landlord to complete or perform such remedial action.

          8.6  Landlord's Indemnification of Tenant.  Landlord shall pay,
               ------------------------------------
protect, indemnify, save, hold harmless and defend Tenant from and against all liabilities, obligations, claims, damages (including punitive damages), penalties, causes of action, demands, judgments, costs and expenses (including reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Tenant or the Leased Property by reason of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental Law) in respect of any matter, condition, or event that (i) arose, existed or occurred prior to the Commencement Date, without regard to fault on the part of Landlord or (ii) was caused by Landlord, or its agents, contractors or employees, including (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, or (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity; provided, however: (i) the foregoing shall not relieve Tenant of its obligation to operate the Leased Property in compliance with Environmental Laws including Tenant's obligation to maintain, repair, remove or replace any underground storage tanks installed by Tenant or at the direction of Tenant; and (ii) nothing herein shall create in favor of Tenant a right of set-off to be applied against the payment of Rent hereunder.

                      ARTICLE 9 - MAINTENANCE AND REPAIR
                      ----------------------------------

          9.1  Tenant's Sole Obligation.  Subject to Unavoidable Delays, Tenant,
               ------------------------
at its expense, will keep the Leased Property and Tenant's Personal Property in good order, repair and appearance (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the Leased Property, or any portion thereof) and maintain the Leased Property in accordance with any applicable Legal Requirements, and, except as otherwise provided in Article 14, with reasonable promptness, make all necessary and
            ----------
appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). Subject to Unavoidable Delays, Tenant shall maintain the Leased Premises in accordance with the Operating Standards set forth in Exhibit D; provided, however, that Tenant
                                     ---------  ------------------
may make such modifications to such Operating Standards as Tenant may reasonably determine to be appropriate for the prudent management of the Leased Property or as may be appropriate to comply with Legal Requirements. Nothing in this
Article 9 shall obligate Tenant to make any capital improvements or replacements
- ---------
to the Leased Property if the Leased Property can be repaired to the standard required by this Section 9.1.
                 -----------

          9.2  Waiver of Statutory Obligations.  Landlord shall not under any
               -------------------------------
circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted.

          9.3  Mechanic's Liens.  Nothing contained in this Lease and no action
               ----------------
or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property, in either case, in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof.

          9.4  Surrender of Leased Property.  Unless the Lease shall have been
               ----------------------------
terminated pursuant to the provisions of Article 14, Tenant shall, upon the
                                         ----------
expiration or prior termination of the Term, vacate and surrender the Leased Property to Landlord in the condition in which the Leased Property was originally received from Landlord, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the entire Term of the Lease).

                      ARTICLE 10 - TENANT'S IMPROVEMENTS
                      ----------------------------------

          10.1  Tenant's Right to Construct.  During the Term of this Lease,
                ---------------------------
Tenant may make alterations, additions, changes and/or improvements to the Leased Property (individually, a "Tenant Improvement," and collectively, "Tenant
                                  ------------------                      ------
Improvements").  Except as otherwise agreed to by Landlord in writing, any such
- ------------
Tenant Improvement shall be made at Tenant's sole expense and shall become the property of Landlord upon termination of this Lease. Unless made on an emergency basis to prevent injury to Person or property, Tenant will submit plans for any Tenant Improvement with a value of more than $500,000 in the first Fiscal Year (and increased by four percent per annum for each subsequent Fiscal
Year) to Landlord for Landlord's prior approval, such approval not to be unreasonably withheld or delayed. The construction and installation of any Tenant Improvements shall be subject to the terms and conditions set forth in the Existing Instruments.

          10.2  Scope of Right.  Subject to Section 10.1 and the terms and
                --------------              ------------
conditions set forth in the Existing Instruments, at Tenant's cost and expense, Tenant shall have the right to:

          (a) seek any governmental approvals, including building permits, licenses, conditional use permits and any certificates of need that Tenant requires to construct any Tenant Improvement;

          (b) demolish, remove or otherwise dispose of any of the Leased Improvements;

          (c) erect upon the Leased Property such Tenant Improvements as Tenant deems desirable;

          (d) make additions, alterations, changes and improvements in any Tenant Improvement so erected;

          (e) raze and demolish any Tenant Improvement together with the right to salvage therefrom; and

          (f) engage in any other lawful activities that Tenant determines are necessary or desirable for the development of the Leased Property in accordance with its Primary Intended Use;

provided, however, Tenant shall not make any Tenant Improvement which would, in
- -----------------
Landlord's reasonable judgment, impair in any material respect the value or Primary Intended Use of the Leased Property without Landlord's prior written consent.

          10.3  Cooperation of Landlord.  Landlord shall cooperate with Tenant
                -----------------------
and take such actions, including the execution and delivery to Tenant of any applications or other documents, reasonably requested by Tenant in order to obtain any governmental approvals sought by Tenant to construct any Tenant Improvement within 10 Business Days following the later of (a) the date Landlord receives Tenant's request, or (b) the date of delivery of any such application or document to Landlord, so long as the taking of such action, including the execution of said applications or documents, shall be without cost to Landlord (or if there is a cost to Landlord, such cost shall be reimbursed by Tenant), and will not cause Landlord to be in violation of any law, ordinance or regulation.

          10.4  Commencement of Construction.  Tenant agrees that:
                ----------------------------

          (a) Tenant shall diligently seek all governmental approvals relating to the construction of any Tenant Improvement;

          (b) Once Tenant begins the construction of any Tenant Improvement, Tenant shall diligently prosecute any such construction to completion in accordance with applicable insurance requirements and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the Leased Property;

          (c) Landlord shall have the right at any time and from time to time to post and maintain upon the Leased Property such notices as may be necessary to protect Landlord's interest from mechanics' liens, materialmen's liens or liens of a similar nature;

          (d) Tenant shall not suffer or permit any mechanics' liens or any other claims or demands arising from the work of construction of any Tenant Improvement to be enforced against the Leased Property or any part thereof, and Tenant agrees to hold Landlord and said Leased Property free and harmless from all liability from any such liens, claims or demands, together with all costs and expenses in connection therewith; and

          (e)  All work shall be performed in a good and workmanlike manner.

          10.5  Rights in Tenant Improvements.  Notwithstanding anything to the
                -----------------------------
contrary in this Lease, all Tenant Improvements constructed pursuant to Section
                                                                        -------
10.1, and any and all subsequent additions thereto and alterations and
- ----
replacements thereof, shall be the sole and absolute property of Tenant during the Term of this Lease. Upon the expiration or early termination of this Lease, all such Tenant Improvements shall become the property of Landlord. Without limiting the generality of the foregoing, Tenant shall be entitled to all federal and state income tax benefits associated with any Tenant Improvement during the Term of this Lease.

           ARTICLE 11 - LIENS, ENCROACHMENTS AND OTHER TITLE MATTERS
           ---------------------------------------------------------

          11.1  Liens.  Subject to the provisions of Article 12 relating to
                -----                                ----------
permitted contests, Tenant will not directly or indirectly create or allow to remain, and will promptly discharge at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however:

          (a)  this Lease;

          (b) the matters, if any, that existed as of the Commencement Date and which are consented to in writing by Landlord;

          (c) restrictions, liens and other encumbrances which are consented to in writing by Landlord, or any easements granted pursuant to the provisions of Section 7.4 of this Lease;
                        -----------

          (d) liens for those taxes of Landlord, if any, which Tenant is not required to pay hereunder;

          (e)  subleases permitted by Article 24;
                                      ----------

          (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article
                                                                      -------
          12;
          --

          (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed (provided that such liens are in the process
                                    -------------
          of being contested as permitted by Article 12) or not yet due; and
                                             ----------

          (h) any liens which are the responsibility of Landlord pursuant to the provisions of Article 24 or liens arising from the acts of
                            ----------
          Landlord's employees or authorized agents or any Person (other than Tenant) whose claim arose under Landlord.

          11.2  Encroachments and Other Title Matters.  Excepting any matters
                -------------------------------------
granted or created by Landlord, if any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other rights under a lease or reservation of any oil, gas, water or other minerals, then promptly upon the request of Landlord or at the behest of any Person affected by any such encroachment, violation or impairment, Tenant, at its sole cost and expense (subject to its right to contest the existence of any such encroachment, violation or impairment), shall protect, indemnify, save harmless and defend Landlord from and against all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) based on or arising by reason of any such encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant; or (ii) make such changes in the Leased Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation or encroachment. Tenant's obligations under this Section 11.2 shall be in addition to and shall in no way discharge
     ------------
or diminish any obligation of any insurer under any policy of title or other insurance and Tenant shall be entitled to a credit for any sums recovered by Landlord under (i) any such policy of title or other insurance, or (ii) any suit or action against any Person involved in said matter. If Landlord is a necessary party to any such action, Tenant shall, at Tenant's expense and with such indemnification as Landlord shall reasonably request, have the right to pursue claims against Landlord's title insurance or any other Person involved in said matter.

                        ARTICLE 12 - PERMITTED CONTESTS
                        -------------------------------

          Tenant, on its own or on Landlord's behalf (or in Landlord's name) but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by Section 11.1, provided that:
                       ------------  -------------

          (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property, and neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings;

          (b) in the case of a Legal Requirement, Landlord would not be subject to criminal or material civil liability for failure to comply therewith pending the outcome of such proceedings. Nothing in this
          Section 12(b), however, shall permit Tenant to delay compliance with
          -------------
          any requirement of an Environmental Law to the extent such non-compliance poses an immediate threat of injury to any Person or to the public health or safety or of material damage to any real or personal property;

          (c) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security, if any, as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such non-payment or noncompliance, provided, however, the provisions of this Article 12 shall not be
          -----------------                         ----------
          construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder;

          (d) no such contest shall interfere in any material respect with the use or occupancy of the Leased Property;

          (e)  in the case of an Insurance Requirement, the coverage required by
          Article 13 shall be maintained; and
          ----------

          (f) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement.

Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant shall indemnify and save Landlord harmless against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                            ARTICLE 13 - INSURANCE
                            ----------------------

          13.1  General Insurance Requirements.  During the Term of this Lease,
                ------------------------------
Tenant shall at all times keep the Leased Property, and all property located in or on the Leased Property, including all Tenant's Personal Property and any Tenant Improvements, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State in which the Leased Property is located. The policies must name Landlord as an "Additional Insured." Losses shall be payable to Landlord and/or Tenant as provided in Article 14. In addition, the policies
                                      ----------
shall name as an additional insured the holder of any mortgage, deed of trust or other security agreement securing any indebtedness or any other Landlord's Encumbrance placed on the Leased Property in accordance with the provisions of
Article 24 ("Facility Mortgage") by way of a standard form of mortgagee's loss
- ----------   -----------------
payable endorsement. Any loss adjustment shall require the written consent of Landlord, Tenant, and each Facility Mortgagee, not to be unreasonably withheld. Evidence of insurance shall be deposited with Landlord and, if requested, with any Facility Mortgagee(s). The policies on the Leased Property, including the Leased Improvements, Fixtures, Tenant's Personal Property and any Tenant Improvements, shall insure against the following risks:

               13.1.1  All Risk.  Loss or damage by all risks perils including
                       --------
     but not limited to, fire, vandalism, malicious mischief and extended coverages, including but not limited to, sprinkler leakage, in an amount not less than 100% of the then Full Replacement Cost thereof.

               13.1.2  Liability.  Claims for personal injury or property damage
                       ---------
     under a policy of comprehensive general liability insurance with amounts not less than $10,000,000 per occurrence and in the aggregate.

               13.1.3  Flood.  Flood (when the Leased Property is located in
                       -----
     whole or in material part in a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area; provided however, that Tenant shall not be required to
                  ----------------
     participate in the National Flood Insurance Program.

               13.1.4  Worker's Compensation.  Adequate worker's compensation
                       ---------------------
     insurance coverage for all Persons employed by Tenant on the Leased Property in accordance with the requirements of applicable federal, state and local laws.

               13.1.5  Other Insurance.  Such other insurance on or in
                       ---------------
     connection with any of the Leased Property as Landlord or any Facility Mortgagee may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size and use to the Leased Property and located in the geographic area where the Leased Property is located; provided however, that Landlord shall bear the
                                 -------- -------
     cost of any such coverage requested under this Section 13.1.5.
                                                    --------------

          13.2  Replacement Cost.  In the event either party believes that the
                ----------------
Full Replacement Cost of the insured property has increased or decreased at any time during the Term, it shall have the right to have such Full Replacement Cost redetermined by the fire insurance company which is then carrying the largest amount of fire insurance carried on the Leased Property (the "Impartial
                                                              ---------
Appraiser").  The party desiring to have the Full Replacement Cost so
- ---------
redetermined shall forthwith, on receipt of such determination by such Impartial Appraiser, give written notice thereof to the other party hereto. The determination of such Impartial Appraiser shall be final and binding on the parties hereto, and Tenant shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Section 13.2, as the case may be, to
                                          ------------
the amount so determined by the Impartial Appraiser. Each party shall pay one-half of the fee, if any, of the Impartial Appraiser.

          13.3  Waiver of Subrogation.  Landlord and Tenant waive their
                ---------------------
respective right of recovery against the other to the extent damage or liability is insured against under a policy or policies of insurance. All insurance policies carried by either party covering the Leased Property including contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party (including any Facility Mortgagee). The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

          13.4  Form Satisfactory, Etc.  All of the policies of insurance
                -----------------------
referred to in Section 13.1 shall be written in a form reasonably satisfactory
               ------------
to Landlord and by insurance companies rated not less than A-X by A.M. Best's Insurance Guide. In addition, all insurance carried by Tenant hereunder shall have deductible amounts which are reasonably acceptable to Landlord. Tenant shall pay all premiums for the policies of insurance referred to in Section 13.1
                                                                    ------------
and shall deliver certificates thereof to Landlord prior to their effective date (and with respect to any renewal policy, at least 10 days prior to the expiration of the existing policy). In the event Tenant fails to satisfy its obligations under this Section 13.4, Landlord shall be entitled, but shall have
                       ------------
no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Landlord upon written demand as Additional Charges. Each insurer mentioned in Section 13.1 shall agree, by endorsement on
                                    ------------
the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord 30 days' written notice before the policy or policies in question shall be altered, allowed to expire or cancelled. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of the Leased Property for purposes more hazardous than those permitted by the provisions of such policy,
(iii) any foreclosure or other action or proceeding taken by any Facility Mortgagee pursuant to any provision of a mortgage, note, assignment or other document evidencing or securing a loan upon the happening of an event of default therein or (iv) any change in title to or ownership of the Leased Property.

          13.5  Change in Limits.  In the event that Landlord shall at any time
                ----------------
reasonably determine on the basis of prudent industry practice that the liability insurance carried by Tenant pursuant to Section 13.1.2 is either
                                                  --------------
excessive or insufficient (but only if the liability insurance limit is not less than $3,000,000 per person or per occurrence), the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried; and such insurance shall thereafter be carried with the limits thus agreed on until further changed pursuant to the provisions of this Section 13.5. Notwithstanding
                                                   ------------
the foregoing, the deductibles for such insurance or the amount of such insurance which is self-retained by Tenant shall be as reasonably determined by Tenant so long as Tenant can reasonably demonstrate to Landlord its ability to satisfy such deductible or amount of such self-retained insurance.

          13.6  Blanket Policy.  Notwithstanding anything to the contrary
                --------------
contained in this Article 13, Tenant's obligations to carry the insurance
                  ----------
provided for herein may be brought within the
coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord
                      -----------------
will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article 13 are otherwise satisfied. The amount of
                              ----------
the total insurance shall be specified either (i) in each such "blanket" or umbrella policy or (ii) in a written statement, which Tenant shall deliver to Landlord and Facility Mortgagee, from the insurer thereunder. A certificate of each such "blanket" or umbrella policy shall promptly be delivered to Landlord and Facility Mortgagee. If requested by Landlord, Tenant shall provide Landlord with a certified copy of the "blanket" or umbrella insurance policy.

                ARTICLE 14 - APPLICATION OF INSURANCE PROCEEDS
                ----------------------------------------------

          14.1  Insurance Proceeds.  All proceeds of insurance payable by reason
                ------------------
of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article 13 shall (i) if
                                                  ----------
greater than $500,000, be paid to Landlord and held by Landlord and (ii) if less than such amount, be paid to Tenant and held by Tenant. All such proceeds shall be held in trust and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof.

               14.1.1  Disbursement of Proceeds.  Any proceeds held by Landlord
                       ------------------------
     or Tenant shall be paid out by Landlord or Tenant from time to time for the reasonable costs of such reconstruction or repair; provided, however, that
                                                        --------  -------
     Landlord shall disburse proceeds subject to the following requirements:

          (i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, which approval shall not be unreasonably withheld or delayed and (B) appropriate waivers of mechanics' and materialmen's liens shall have been filed;

          (ii)   at the time of any disbursement, subject to Article 12, no
                                                             ----------
          mechanics' or materialmen's liens shall have been filed against any of the Leased Property and remain undischarged, unless a satisfactory bond shall have been posted in accordance with the laws of the State;

          (iii) disbursements shall be made as requested by Tenant, not more frequently than monthly, upon not less than 15 days' notice in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens, (C) a satisfactory bringdown of title insurance and (D) other evidence of cost and payment so that Landlord and Facility Mortgagee can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

          (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease; and

          (v) to the extent actually held by Landlord and not by a Facility Mortgagee, (1) the proceeds shall be held in a separate account and shall not be commingled with Landlord's other funds, and (2) interest shall accrue on funds so held at the money market rate of interest and such interest shall constitute part of the proceeds.

               14.1.2  Excess Proceeds.  Any excess proceeds of insurance
                       ---------------
     remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Landlord nor Tenant is required or elects to repair and restore) shall be paid to Landlord and Tenant in like proportions to the value of Landlord's interests in the Leased Property and Tenant's interest in Tenant's Personal Property and the Tenant Improvements, or any portion thereof, as determined under Article 13, upon
                                                               ----------
     completion of any such repair and restoration except as otherwise specifically provided below in this Article 14. All salvage resulting from
                                         ----------
     any risk covered by insurance shall belong to Landlord.

          14.2  Reconstruction Covered by Insurance.
                -----------------------------------

               14.2.1  Destruction Rendering Facility Unsuitable for its Primary
                       ---------------------------------------------------------
     Use.  If during the Term the Leased Property is totally or partially
     ---
     destroyed from a risk covered by the insurance described in Article 13 and
                                                                 ----------
     the Facility thereby is rendered Unsuitable For Its Primary Intended Use, Tenant shall diligently restore the Facility to substantially the same condition as existed immediately before the damage or destruction; provided, however, if the Facility cannot be fully repaired or restored within a 12-month period from the date of the damage or destruction to substantially the same condition as existed immediately before the damage or destruction, then Tenant may terminate this Lease by giving

     Landlord written notice of such termination within 60 days after the date of such damage or destruction, and the effective date of such termination shall be 30 days following such notice of termination; provided, however, if Landlord notifies Tenant in writing within 15 days of Landlord's receipt of Tenant's notice of termination that Landlord intends to restore the Facility to substantially the same condition as existed immediately before the damage and destruction and Landlord diligently commences and prosecutes such restoration and completes such restoration within 12 months after the date of the damage or destruction, then Tenant's election to terminate the Lease shall be deemed rescinded and the Lease shall remain in full force and effect. Notwithstanding Section 14.4 below, in the event Landlord
                                  ------------
     elects to restore the Facility as provided in the immediately preceding sentence, during the period from the date of Tenant's notice of termination through the date the restoration of the Facility is completed, the Base Rent shall be deemed to be zero and Tenant's payment of Rent shall consist only of the payment of Additional Rent in accordance with Section 9 of the
                                                               ---------
     Basic Lease Provisions and the Additional Charges as required by the Detailed Lease Provisions. Upon any such termination of the Lease by Tenant or upon Landlord's election to restore the Facility as provided in this section, Landlord shall be entitled to retain all insurance proceeds, grossed up by Tenant to account for the deductible or any self-insured retention; provided, further, that Tenant shall be entitled to retain or receive all insurance proceeds relating to Tenant's Personal Property and the Tenant Improvements.

               14.2.2  Destruction Not Rendering Facility Unsuitable for its
                       -----------------------------------------------------
     Primary Use.  If during the Term, the Leased Property is totally or
     ------------
     partially destroyed from a risk covered by the insurance described in
     Article 13, but the Facility is not thereby rendered Unsuitable For Its
     ----------
     Primary Intended Use, Tenant shall diligently restore the Facility to substantially the same condition as existed immediately before the damage or destruction; provided, however, Tenant shall not be required to restore
                     -----------------
     Tenant's Personal Property and/or any Tenant Improvements if failure to do so does not adversely affect the amount of Additional Rent payable hereunder. Such damage or destruction shall not terminate this Lease; provided further, however, if Tenant and Landlord cannot within 12 months
     -------------------------
     after said damage obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so in order to be able to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as immediately prior to such damage or destruction, Tenant may terminate this Lease upon 30 days prior written notice to Landlord; provided further, however, if Landlord
                                       -------------------------
     notifies Tenant in writing within 15 days of Landlord's receipt of Tenant's notice of termination that Landlord intends to restore the Facility to substantially the same condition as existed immediately before the damage and destruction and Landlord diligently commences and prosecutes such restoration and completes such restoration within 90 days after the date of Tenant's notice of termination, then Tenant's election to terminate the Lease shall be deemed rescinded and the Lease shall remain in full force and effect. Notwithstanding Section 14.4 below, in the event Landlord elects to restore
                     ------------
     the Facility as provided in the immediately preceding sentence, during the period from the date of Tenant's notice of termination through the date the restoration of the Facility is completed, the Base Rent shall be deemed to be zero and Tenant's payment of Rent shall consist only of the payment of Additional Rent in accordance with Section 9 of the Basic Lease Provisions
                                        ---------
     and the Additional Charges as required by the Detailed Lease Provisions. Upon any such termination of the Lease by Tenant or upon Landlord's election to restore the Facility as provided in this section, Landlord shall be entitled to retain all insurance proceeds, grossed up by Tenant to account for the deductible or any self-insured retention; provided, further, that Tenant shall be entitled to retain or receive all insurance proceeds relating to (i) Tenant's Personal Property, (ii) the Tenant Improvements and (iii) subject to inclusion in Course Revenue, Tenant's business interruption insurance.

               14.2.3  Costs of Repair.  If Tenant restores the Facility as
                       ---------------
     provided in Sections 14.2.1 and 14.2.2 above and the cost of the repair or
                 ---------------     ------
     restoration exceeds the amount of proceeds received by Landlord or Tenant from the insurance required under Article 13, Tenant shall pay for such
                                       ----------
     excess cost of repair or restoration. If Landlord restores the Facility as provided in Sections 14.2.1 and 14.2.2 above and the cost of the repair or
                 ---------------     ------
     restoration exceeds the amount of proceeds received by Landlord as provided in those sections, Landlord shall pay for such excess cost of repair or restoration.

          14.3  Reconstruction Not Covered by Insurance.  If during the Term,
                ---------------------------------------
the Facility is totally or materially destroyed from a risk not covered by the insurance described in Article 13, whether or not such damage or destruction
                       ----------
renders the Facility Unsuitable For Its Primary Intended Use, Tenant shall either (A) restore the Facility, at Tenant's cost, to substantially the same condition as existed immediately before the damage or destruction, or (B) elect to terminate this Lease upon 60 days prior written notice to Landlord; provided, however, if Landlord notifies Tenant in writing within 15 days of Landlord's receipt of Tenant's notice of termination that Landlord intends to restore the Facility, at Landlord's cost, to substantially the same condition as existed immediately before the damage and destruction and Landlord diligently commences and prosecutes such restoration and completes such restoration within 90 days after the date of Tenant's notice of termination, then Tenant's election to terminate the Lease shall be deemed rescinded and the Lease shall remain in full force and effect. In the event Landlord elects to restore the Facility as provided in the immediately preceding sentence, during the period from the date of Tenant's notice of termination through the date the restoration of the Facility is completed, the Base Rent shall be deemed to be zero and Tenant's payment of Rent shall consist only of the payment of Additional Rent in accordance with Section 9 of the Basic Lease
                                                  ---------
Provisions and the Additional Charges as required by the Detailed Lease Provisions.

          14.4  Waiver.  Tenant hereby waives any statutory rights of
                ------
termination which may arise by reason of any damage or destruction of the Facility which Landlord or Tenant is obligated to restore or may restore under any of the provisions of this Lease.

          14.5  Damage Near End of Term.  Notwithstanding any other provision to
                -----------------------
the contrary in this Article 14, if damage to or destruction of the Leased
                     ----------
Property occurs during the last 24 months of the Term of this Lease, and if such damage or destruction cannot reasonably be expected to be fully repaired or restored prior to the date that is 12 months prior to the end of the then-applicable Term, then Tenant shall have the right to terminate the Lease on 30 days' prior notice to Landlord by giving notice thereof to Landlord within 60 days after the date of such damage or destruction. Upon any such termination, Landlord shall be entitled to retain all insurance proceeds, grossed up by Tenant to account for the deductible or any self-insured retention; provided,
                                                                    ---------
however, that, Tenant shall be entitled to retain or receive all insurance
- -------
proceeds relating to (i) Tenant's Personal Property, (ii) Tenant Improvements and (iii) subject to the inclusion in Course Revenue, Tenant's business interruption insurance.

                           ARTICLE 15 - CONDEMNATION
                           -------------------------

          15.1  Total Taking.  If at any time during the Term the Leased
                ------------
Property is totally and permanently taken by Condemnation, this Lease shall terminate on the Date of Taking and Tenant shall promptly pay all outstanding rent and other charges through the date of termination.

          15.2  Partial Taking.  If a portion of the Leased Property is taken by
                --------------
Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable For Its Primary Intended Use, but if the Facility is thereby rendered Unsuitable For Its Primary Intended Use, this Lease shall terminate on the Date of Taking.

          15.3  Restoration.  If there is a partial taking of the Leased
                -----------
Property and this Lease remains in full force and effect pursuant to Section
                                                                     -------
15.2, Landlord at its cost shall accomplish all necessary restoration up to but
- ----
not exceeding the amount of the Award payable to Landlord, as provided herein. If Tenant receives an Award under Section 15.4, Tenant shall repair or restore any Tenant
               ------------
Improvements up to but not exceeding the amount of the Award payable to Tenant therefor.

          15.4  Award-Distribution.  The entire Award shall belong to and be
                ------------------
paid to Landlord, except that, subject to the rights of the Facility Mortgagee, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, a sum attributable to the value, if any, of: (i) any Tenant Improvements and (ii) the leasehold interest of Tenant under this Lease; provided, however, that if the amount received by Landlord and the
            ------------------
Facility Mortgagee is less than the Condemnation Threshold, then the amount of the Award otherwise payable to Tenant for the value of its leasehold interest under this Lease (and not any other funds of Tenant) shall instead be paid over to Landlord up to the amount of the shortfall.

          15.5  Temporary Taking.  The taking of the Leased Property, or any
                ----------------
part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than six months. During any such six month period, which shall be a temporary taking, all the provisions of this Lease shall remain in full force and effect with no abatement of rent payable by Tenant hereunder. In the event of any such temporary taking, the entire amount of any such Award made for such temporary taking allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Tenant, provided however that notwithstanding the preceding, to the extent that Tenant successfully prevails against the condemning authority on a claim that the Leased Property would have generated a given level of revenues which would have produced Additional Rent during the period of such taking, then the appropriate portion of the Award which is attributable to revenue that would have generated Additional Rent for said period shall be paid to Landlord, if due and payable, as Additional Rent.

                        ARTICLE 16 - EVENTS OF DEFAULT
                        ------------------------------

          16.1  Events of Default.  If any one or more of the following events
                -----------------
(individually, an "Event of Default") shall occur:
                   ----------------

          (a) if Tenant shall fail to make payment of the Rent payable by Tenant under this Lease when the same becomes due and payable and such failure is not cured by Tenant within a period of seven days after receipt by Tenant of notice thereof from Landlord; provided, however,
                                                             -----------------
          that such notice shall be in lieu of and not in addition to any notice required under applicable law;

          (b) if Tenant shall fail to obtain, maintain or replace a Letter of Credit or a Distribution Letter of Credit as required by Article 25
                                                                   ----------
          and such default continues for three days after written notice to Tenant;

          (c) if, other than as a result of Unavoidable Delays, Tenant shall fail to observe or perform any material term, covenant or condition of this Lease and such failure is not cured by Tenant within a period of 30 days after receipt by Tenant of notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that
                                                       -----------------
          such notice shall be in lieu of and not in addition to any notice required under applicable law; provided further, however, that the
                                         -------------------------
          cure period shall not extend beyond 30 days as otherwise provided by this Section 16.1(c) if the facts or circumstances giving rise to the
               ---------------
          default are creating a further harm to Landlord or the Leased Property and Landlord makes a good faith determination that Tenant is not undertaking remedial steps that Landlord would cause to be taken if this Lease were then to terminate.

          (d)  if Tenant or SWC shall:

               (i) admit in writing its inability to pay its debts generally as they become due,

               (ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

               (iii)  make an assignment for the benefit of its creditors,

               (iv)   be unable to pay its debts as they mature,

               (v) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

               (vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

          (e) if Tenant or SWC shall, on a petition in bankruptcy filed against it, be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant or SWC, a receiver of Tenant or SWC or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant or SWC under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within 60 days from the date of the entry thereof;

          (f) if Tenant or SWC shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution;

          (g) if the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of 90 days after commencement thereof or 30 days after receipt by Tenant of notice thereof from Landlord (unless Tenant shall be contesting such lien or attachment in accordance with Article 12); provided, however,
                                                ----------   -----------------
          that such notice shall be in lieu of and not in addition to any notice required under applicable law;

          (h) if, except as a result of damage, destruction or partial or complete Condemnation or other Unavoidable Delays, Tenant voluntarily ceases operations on the Leased Property for a period in excess of 45 consecutive days other than relating to the closure of up to nine holes at a time or the clubhouse in order for Tenant to carry out renovations so long as Tenant is diligently performing such renovations;

          (i) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect and any adverse effect on Landlord of any such misrepresentation or breach of warranty has not been corrected to Landlord's satisfaction within 30 days after Tenant becomes aware of, or is notified by Landlord of the fact of, such misrepresentation or breach of warranty;

          (j) if an Event of Default under any of the Other Property Leases occurs, provided, however, that if such Event of Default (other than
                  -----------------
          for the failure to pay money or post a Letter of Credit if required hereunder) arose from occurrences beyond the reasonable control of Tenant, such Event of Default shall not constitute an Event of Default under this Section 16.1(j);
                     ---------------

          (k) with respect to any of the Other Property Leases, either an Event of Default has occurred and is continuing or such leases have been terminated by reason of an Event of Default;

          (l) if Tenant shall make a Distribution and shall have failed to post the Distribution Letter of Credit as required by Section 25.6 and such
                                                           ------------
          default continues for three days after written notice to Tenant.

          THEN, Landlord may terminate this Lease by giving Tenant not less than 10 days' notice (or no notice for clauses (d), (e) and (f) with respect to Tenant) of such termination and upon the expiration of the time fixed in such notice, the Term shall terminate and all rights of Tenant under this Lease shall cease. Landlord shall have all rights at law and in equity available to Landlord as a result of Tenant's breach of this Lease.

          16.2  Payment of Costs.  Tenant shall, to the extent permitted by law,
                ----------------
pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including reasonable attorneys' fees and expenses, as a result of any Event of Default hereunder.

          16.3  Exceptions.  No Event of Default (other than a failure to make
                ----------
payment of money or post a Letter of Credit, if required hereunder) shall be deemed to exist under clause (c) or clause (j) of Section 16.1 during any time
                                                  ------------
the curing thereof is prevented by an Unavoidable Delay; provided that, upon the
                                                         -------------
cessation of such Unavoidable Delay, Tenant shall remedy such default without further delay.

          16.4  Certain Remedies.  If an Event of Default shall have occurred
                ----------------
(and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and be
                                                     ------------
continuing, whether or not this Lease has been terminated pursuant to Section
                                                                      -------
16.1, Tenant shall, to the extent permitted by law, if required by Landlord so
- ----
to do, immediately surrender to Landlord the Leased Property pursuant to the provisions of Section 16.1 and quit the same and Landlord may enter upon and
              ------------
repossess the Leased Property by reasonable means (but without a breach of peace), summary proceedings, ejectment or otherwise, and may remove Tenant and all other Persons and any and all Tenant's Personal Property from the Leased Property subject to any requirement of law.

          16.5  Damages.  None of (a) the termination of this Lease pursuant to
                -------
Section 16.1, (b) the repossession of the Leased Property, (c) the failure of
- ------------
Landlord, notwithstanding reasonable good faith efforts, to relet the Leased Property, (d) the reletting of all or any portion thereof, nor (e) the failure of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Property to, and including, the date of such termination. Thereafter, Tenant shall forthwith pay to Landlord, at Landlord's option, as and for liquidated and agreed current damages for Tenant's default, either:

          (a)  the sum of:

               (i) the worth at the time of award of the unpaid Rent which had been earned at the time of termination,

               (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided,

               (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, and

               (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

          In making the above determinations, the worth at the time of the award shall be determined by the court having jurisdiction thereof using the San Francisco Federal Funds Rate plus one percent and the Additional Rent shall be deemed to be the same as for the then-current Fiscal Year or, if not determinable, the immediately preceding Fiscal Year, for the remainder of the Term, or such other amount as either party shall prove reasonably could have been earned during the remainder of the Term or any portion thereof; or

          (b) without termination of Tenant's right to possession of the Leased Property, each installment of said Rent and other sums payable by Tenant to Landlord under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this Lease.

          16.6  Additional Remedies.  Landlord has all other remedies that may
                -------------------
be available under applicable law.

          16.7  Appointment of Receiver.  Upon the entry of a court order that
                -----------------------
an Event of Default has occurred, Landlord shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Landlord of the Leased Property and the Facility and of the revenues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer.

          16.8  Waiver.  If this Lease is terminated pursuant to Section 16.1:
                ------                                           ------------
(i) Tenant waives, to the extent permitted by applicable law (a) any right of redemption, re-entry or repossession and (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article
                                                                       -------
16; and (ii) Landlord waives, to the extent permitted by applicable law, any
- --
right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article 16.
                           ----------

          16.9  Application of Funds.  Any payments received by Landlord under
                --------------------
any of the provisions of this Lease during the existence or continuance of any Event of Default (and such payment is made to Landlord rather than Tenant due to the existence of an Event of Default) shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the State.

          16.10  Impounds.  Landlord shall have the right during the continuance
                 --------
of an Event of Default to require Tenant to pay to Landlord an additional monthly sum (each an "Impound Payment") sufficient to pay the Impound Charges
                      ---------------
(as hereinafter defined) as they become due.  As used herein, "Impound Charges"
                                                               ---------------
shall mean real estate taxes on the Leased Property or payments in lieu thereof and premiums on any insurance required by this Lease. Landlord shall determine the amount of the Impound Charges and of each Impound Payment. The Impound Payments shall be held in a separate account and shall not be commingled with other funds of Landlord and interest thereon shall be held for the account of Tenant. Landlord shall apply the Impound Payments to the payment of the Impound Charges on their respective due dates. Any Impound Payments which have not been applied to Impound Charges shall be released to Tenant six months after the Event of Default is cured without any reoccurring Event of Default. If at any time the Impound Payments theretofore paid to Landlord shall be insufficient for the payment of the Impound Charges, Tenant, within 10 days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

                      ARTICLE 17 - RIGHT TO CURE DEFAULT
                      ----------------------------------

          17.1  Tenant's Default.  If Tenant shall fail to make any payment or
                ----------------
to perform any act required to be made or performed under this Lease, and to cure the same within the relevant time periods provided in Section 16.1,
                                                           ------------
Landlord, after notice to and demand upon Tenant, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. Landlord may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all costs and expenses (including reasonable attorneys' fees and expenses, to the extent permitted by law) so incurred, together with a late charge thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand. The obligations of Tenant and rights of Landlord contained in this Section 17.1
                                                               ------------
shall survive the expiration or earlier termination of this Lease.

          17.2  Landlord's Default.  If Landlord shall fail to perform any act
                ------------------
required to be performed by Landlord under this Lease, and to cure the same within the relevant time periods provided in Section 24.3, Tenant, after notice
                                             ------------
to and demand upon Landlord, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter perform such act for the account and at the expense of Landlord; provided that nothing herein shall create in favor of Tenant a right of set-off to be applied against the payment of Rent hereunder. All sums so paid by Tenant and all costs and expenses (including reasonable attorneys' fees and expenses, to the extent permitted by law) so incurred, together with a late charge thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Tenant, shall be paid by Landlord to Tenant on demand; provided that nothing herein shall create in favor of Tenant a right of set-off to be applied against the payment of Rent hereunder. The obligations of Landlord and rights of Tenant contained in this Section 17.2 shall survive the expiration or earlier
                  ------------
termination of this Lease.

                        ARTICLE 18 - LEGAL REQUIREMENTS
                        -------------------------------

          Subject to Article 12 regarding permitted contests, Tenant, at its
                     ----------
expense, shall promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural changes in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property; and (b) procure, maintain and comply with all licenses and other authorizations required for any use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

                           ARTICLE 19 - HOLDING OVER
                           -------------------------

          If Tenant shall for any reason remain in possession of the Leased Property after the expiration of the Term or earlier termination of the Term hereof, such possession shall be as a month-to-month tenant during which time Tenant shall pay as rental each month, 125% of the aggregate of (i) one-twelfth of the aggregate Base Rent and Additional Rent payable with respect to the last Fiscal Year of the preceding Term; (ii) all Additional Charges accruing during the month; and (iii) all other sums, if any, payable by Tenant pursuant to the provisions of this Lease with respect to the Leased Property. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

                           ARTICLE 20 - RISK OF LOSS
                           -------------------------

          During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord or Landlord's employees, authorized agents or contractors, and those claiming from, through or under Landlord) is assumed by Tenant. In the absence of Landlord's negligence, acts of Landlord or Landlord's employees, authorized agents or contractors, or those claiming from, through or under Landlord, or breach of this Lease by Landlord, which in any of the foregoing cases causes such loss or decrease in the enjoyment and beneficial use of the Leased Property, subject to Section 24.3, (i) Landlord shall in no event
                                   ------------
be answerable or accountable for any of the events mentioned in the first sentence of this Article 20 and (ii) none of such events shall entitle Tenant to
                 ----------
any abatement of Rent except as otherwise provided in the Lease.  This Article
                                                                       -------
20 shall be subject to Article 13, including Section 13.4 thereof.
- --                     ----------            ------------

                          ARTICLE 21 - INDEMNIFICATION
                          ----------------------------

          21.1  Tenant's Indemnification of Landlord.  Except as otherwise
                ------------------------------------
provided in Sections 8.3, 8.5, 8.6 and 21.2 and notwithstanding the existence of
            ------------  ---  ---     ----
any insurance provided for in Article 13, and without regard to the policy
                              ----------
limits of any such insurance, Tenant will protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys' fees and expenses) (collectively, "Claims"), to the extent permitted by law,
                                   ------
imposed upon or incurred by or asserted against Landlord by reason of:

          (a) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks during the Term of this Lease, including, but not limited to, any accident, injury to or death of Person or loss of or damage to property resulting from golf balls, golf clubs, golf shoes, lawn mowers or other gardening devices, golf carts, tractors or other motorized vehicles present on or adjacent to the Leased Property;

          (b) any use, misuse, non-use, condition, maintenance or repair by Tenant of the Leased Property;

          (c) any Impositions (which are the obligations of Tenant to pay pursuant to the applicable provisions of this Lease);

          (d) any failure on the part of Tenant to perform or comply with any of the terms of this Lease;

          (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord (Tenant) thereunder;

          (f) any Claims Landlord may incur or suffer as a result of any permitted contest by Tenant pursuant to Article 12; and
                                                  ----------

          (g) any Claims Landlord may incur or suffer in connection with the Existing Instruments.

          21.2  Landlord's Indemnification of Tenant.  In addition to Landlord's
                ------------------------------------
obligations under Section 8.6, Landlord shall protect, indemnify, save harmless
                  -----------
and defend Tenant from and against all Claims imposed upon or incurred by, or asserted against Tenant as a result of (i) Landlord's or Landlord's employees, authorized agents' or contractors' negligence, or (ii) any acts of Landlord or Landlord's employees, authorized agents or contractors, or those claiming from, through or under Landlord (other than such acts which are authorized under the Lease or applicable law), or (iii) breach of this Lease by Landlord, including any Claims Tenant may incur or suffer in connection with the Existing Instruments as a result of any breach of this Lease by Landlord.

          21.3  Mechanics of Indemnification.  As soon as reasonably practicable
                ----------------------------
after receipt by the indemnified party of notice of any liability or claim incurred by or asserted against the indemnified party that is subject to indemnification under this Article 21, the indemnified party shall give notice
                           ----------
thereof to the indemnifying party. The indemnified party may at its option demand indemnity under this Article 21 as soon as a claim has been made in
                            ----------
writing by a third party, regardless of whether an actual loss has been suffered, so long as the indemnified party shall in good faith determine that such claim is not frivolous and that the indemnified party may be liable for, or otherwise incur, a loss as a result thereof and shall give notice of such determination to the indemnifying party. The indemnified party shall permit the indemnifying party, at its option and expense, to assume the defense of any such claim by counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party, and to settle or otherwise dispose of the same; provided, however, that the indemnified party may at all times participate in
- --------  -------
such defense at its expense; and provided further, however, that the
                                 -------- -------  -------
indemnifying party shall not, in defense of any such claim, except with the prior written consent of the indemnified party, consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the indemnified party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages by the indemnifying party. If the indemnifying party shall fail to undertake such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances, then the indemnified party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the indemnifying party.

          21.4  Survival of Indemnification Obligations.  Tenant's or Landlord's
                ---------------------------------------
liability for a breach of the provisions of this Article 21 arising during the
                                                 ----------
Term hereof shall survive any termination of this Lease provided that such indemnity obligations shall only apply with respect to claims described in a notice delivered by the indemnified party to the indemnifying party within four
(4) years after the expiration of the Term or earlier termination of this Lease; provided, however, that the limitation set forth in this Section 21.4 shall not
                                                         ------------
apply with respect to indemnification obligations pursuant to Article 8 of this
                                                              ---------
Lease.

                    ARTICLE 22 - SUBLETTING AND ASSIGNMENT
                    --------------------------------------

          22.1  Prohibition Against Subletting and Assignment. Subject to
                ---------------------------------------------
Section 22.3, Tenant shall not, without the prior written consent of Landlord
- ------------
(which consent Landlord may grant or withhold in its sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer the Lease or any interest therein, all or any part of the Leased Property or suffer or permit the Lease or the leasehold estate created hereby or thereby or any other rights arising under the Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law; provided that Tenant shall be permitted to pledge its interest in this Lease to its lender in accordance with the form of Landlord's Consent set forth on Exhibit L attached hereto. For
                                            ---------
purposes of this Section 22.1, an assignment of the Lease shall be deemed to
                 ------------
include any Change of Control of Tenant, as if such Change of Control were an assignment of the Lease. Notwithstanding the first sentence of this Section
                                                                     -------
22.1, an assignment of this Lease in connection with the sale, conveyance or
- ----
other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise) shall be treated as a Change in Control (and therefore will be permitted if the requirements of Section 22.2.1 through
                                                   --------------
Section 22.2.3 hereof are met).
- --------------

          22.2  Changes of Control.  A Change of Control requiring the consent
                ------------------
of Landlord shall mean:

          (a) the issuance and/or sale by Tenant or the sale by any stockholder of Tenant of a Controlling interest in Tenant to a Person other than an Affiliate of Tenant, other than in either case a distribution to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registered Offering");
                      -------------------

          (b) the sale, conveyance or other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise), which may include a transfer of assignment of this Lease;

          (c) any transaction pursuant to which Tenant is merged with or consolidated into another entity (other than an entity owned and Controlled by an Affiliate of Tenant), and Tenant is not the surviving entity;

provided, however, that notwithstanding the foregoing any such transaction shall
- -----------------
not be deemed a Change of Control if each of the following conditions are met:

               22.2.1  Financial Covenants.  Unless a Distribution Letter of
                       -------------------
     Credit in an amount specified in Section 25.6 is posted in favor of
                                      ------------
     Landlord concurrently with any such consolidation, merger, sale or conveyance, the Person formed by or surviving such transaction shall have
     (i) a Tangible Net Worth not less than $25,000,000 and (ii) a Fixed Charge Coverage Ratio of not less than 1.5 to 1.0 for two consecutive Fiscal Quarters.

               22.2.2  Operating Standards.  The surviving entity shall operate
                       -------------------
     the Leased Property at a standard at least as high as that operated by Tenant prior to the Change of Control.

               22.2.3  Commitment to the Golf Industry.  Immediately after such
                       -------------------------------
     consolidation, merger, sale or conveyance, the surviving entity and its Affiliates shall have not less than 12 total golf courses (or less if acceptable to Landlord) under management or lease, which number shall be maintained for not less than three years after the Change of Control.

          22.3  Subleases.
                ---------

               22.3.1  Permitted Subleases.  Landlord acknowledges that Tenant
                       -------------------
     intends to sublease the Leased Premises to its wholly-owned subsidiary, SWC. In addition, Tenant or SWC shall, without Landlord's prior approval, be permitted to sublease portions of the Leased Property to concessionaires or licensees to:

          (a)  operate golf professionals' shops;

          (b)   operate golf driving ranges;

          (c)   provide golf lessons;

          (d)  operate restaurants;

          (e)  operate bars; and

          (f) operate any other portions (but not the entirety) of the Leased Property customarily associated with or incidental to the operation of the Golf Course.

               22.3.2  Terms of Sublease.  Each sublease of any of the Leased
                       -----------------
     Property shall be subject and subordinate to the provisions of this Lease. No sublease made as permitted by Section 22.3.1 shall affect or reduce any
                                      --------------
     of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as if no sublease had been made. No sublease shall impose any additional obligations on Landlord under this Lease.

               22.3.3  Copies.  Tenant shall, within 10 days after the execution
                       ------
     and delivery of any sublease permitted by Section 22.3.1, deliver a
                                               --------------
     duplicate original thereof to Landlord.

               22.3.4  Assignment of Rights in Subleases.  As security for
                       ---------------------------------
     performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereinafter entered into for any or all of the Leased Property, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Property; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an Event of Default upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not (i) after the occurrence and continuance of an Event of Default, consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord nor (ii) accept any rents (other than customary security deposits) more than 90 days in advance of the accrual thereof nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

               22.3.5  Licenses, Etc.  For purposes of Sections 22.1, 22.3 and
                       -------------                   -----------------------
     22.5, subleases shall be deemed to include any licenses, concession
     ----
     arrangements, management contracts or other arrangements relating to the possession or use of all or any part of the Leased Property.

          22.4  Assignment.  No assignment shall in any way impair the
                ----------
continuing primary liability of Tenant hereunder, and no consent to any assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in Article 22. Any assignment shall be solely of Tenant's
                         ----------
entire interest in this Lease. Any assignment or other transfer of all or any portion of Tenant's interest in the Lease in contravention of Article 22 shall
                                                              ----------
be voidable at Landlord's option.

          22.5  REIT Limitations.  Anything contained in this Lease to the
                ----------------
contrary notwithstanding, Tenant shall not (i) sublet or assign the Leased Property or this Lease on any basis such that the rental or other amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet or assign the Leased Property or this Lease to any person that Landlord owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code), a 10% or greater interest in; or (iii) sublet or assign the Leased Property or this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as "rents from real property" within the meaning of
Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 22.5 shall likewise apply to any further
                                ------------
subleasing by any subtenant.

            ARTICLE 23 - OFFICER'S CERTIFICATES AND OTHER STATEMENTS
            --------------------------------------------------------

          23.1  Officer's Certificates.  At any time, and from time to time upon
                ----------------------
Tenant's receipt of not less than 10 days' prior written request by Landlord, Tenant will furnish to Landlord an Officer's Certificate certifying that:

          (a) this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications);

          (b)  the dates to which the Rent has been paid;

          (c) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge;

          (d) that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signatory, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant; and

          (e) responding to such other questions or statements of fact as Landlord shall reasonably request.

          Tenant's failure to deliver such statement within such time shall constitute an acknowledgment by Tenant that this Lease is unmodified and in full force and effect except as may be represented to the contrary by Landlord, Landlord is not in default in the performance of any covenant, agreement or condition contained in this Lease and the other matters set forth in such request, if any, are true and correct. Any such certificate furnished pursuant to this Section 23.1 may be relied upon by Landlord.
        ------------

          23.2  Annual Financial Statements of Tenant.  Tenant will furnish to
                -------------------------------------
Landlord, within 90 days after the end of Tenant's fiscal year, a copy of its audited consolidated balance sheet as of the end of such fiscal year, and related audited consolidated statement of income and statement of cash flows for such fiscal year (each with footnotes), prepared by a nationally recognized accounting firm in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved. All annual financial statements shall be accompanied by a certificate of an officer and the chief accounting officer of Tenant delivered with such statements, stating (i) that the officers know of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default, which has occurred and is continuing under this Lease or, if any such event has occurred or is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto, and
(ii) except as otherwise specified in such certificate, that to the best of such officers' knowledge, Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on a prior date to such certificate.

          23.3 Quarterly Financial Statements of Tenant.  Tenant will furnish to
               ----------------------------------------
Landlord, within 45 days after the end of each of the first three fiscal quarters of Tenant's fiscal year, a copy of its unaudited consolidated balance sheet as of the end of such fiscal quarter, and related unaudited consolidated statement of income and statement of cash flows for such fiscal quarter (each with footnotes), prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and certified as true and correct by the Chief Financial Officer of Tenant. All quarterly financial statements shall be accompanied by a certificate of an officer and the chief accounting officer of Tenant, delivered with such statements, stating (i) that the officers know of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default, which as occurred and is continuing under the Lease or, if any such event has occurred or is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto, (ii) except as otherwise specified in such certificate, that to the best of such officers' knowledge, Tenant has fulfilled all of its obligations under the Lease which are required to be fulfilled on a prior date to such certificate, and (iii) Tenant's Tangible Net Worth and supporting calculations.

          23.4 Monthly Course Statements.  Tenant will furnish to Landlord,
               -------------------------
within 30 days after the end of each month during each fiscal year, a copy of its operating statements for the Property and each of the Other Leased Properties which shall include, without limitation, profit and loss statements, including departmental revenue and expense analysis including rounds data and membership data prepared on a modified accrual basis in accordance with generally accepted accounting principles, except for depreciation, taxes, capitalized interest and corporate and certain expense allocations, applied on a basis consistently maintained throughout the period involved. Significant departures from modified accrual basis will be identified in balance sheet analysis (i.e., accounts receivable, property, plant and equipment, capital spending and capitalized interest).

          23.5 Annual Course Statements.  Tenant will furnish to Landlord within
               ------------------------
90 days after the end of its fiscal year a copy of its operating statements for the Property and each of the Other Leased Properties which shall include, without limitation, profit and loss statements, including departmental revenue and expense analysis including rounds data and membership data prepared on a modified accrual basis in accordance with generally accepted accounting principles, except for depreciation, taxes, capitalized interest and corporate and certain expense allocations, applied on a basis consistently maintained throughout the period involved. Significant departures from modified accrual basis will be identified in balance sheet analysis (i.e., accounts receivable, property, plant and equipment, capital spending and capitalized interest).

          23.6 Budgets.  Tenant shall furnish to Landlord copies of annual
               -------
budgets, including monthly breakdowns for the Property and each of the Other Leased Properties no later than 30 days prior to the applicable fiscal year of Tenant. Such annual budgets shall include, without limitation, repairs, capital budgets and marketing plans for each of the Properties. If prepared by Tenant, Tenant shall also promptly deliver to Landlord any quarterly and annual reforecasts of the budgets.

          23.7 Environmental Statements.  Immediately upon Tenant's learning, or
               ------------------------
having reasonable cause to believe, that any Hazardous Material in a quantity sufficient to require remediation or reporting under applicable law is located in, on or under the Leased Property or any adjacent property, Tenant shall notify Landlord in writing of (a) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened; (b) any claim made or threatened by any Person against Tenant or the Leased Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Material in or removed from the Leased Property, including any complaints, notices, warnings or asserted violations in connection therewith.

          23.8 Confidential Information.
               ------------------------

          (a)  Except as otherwise provided in this Section 23.8, Landlord
                                                    ------------
agrees that all financial statements, budgets, reports, and business plans (collectively, the "Information") shall be kept confidential and shall not be
                    -----------
disclosed by Landlord to any other party without Tenant's prior written consent, which consent may be withheld at Tenant's sole discretion. Landlord agrees that
(i) the Information shall be disclosed only to the officers, employees, authorized representatives of Landlord, prospective purchasers of the Leased Property and their authorized representatives who need access to the Information (all such persons hereinafter referred to as the "Authorized Representatives"),
                                                  --------------------------
(ii) all of the Authorized Representatives shall be informed of the confidential nature of the Information and shall attempt to maintain the confidentiality of the Information as provided herein, and (iii) Landlord shall exercise the same degree of care to preserve the confidentiality of Information as Landlord and a reasonable prudent person would to protect its own confidential information.

          (b) If Landlord receives a request to disclose any Information under subpoena or order, it shall (i) promptly notify Tenant thereof, (ii) consult with Tenant on the advisability of taking steps to resist or narrow such request, and (iii) if disclosure is required or deemed advisable, cooperate with Tenant in any attempt that Tenant may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the Information. Landlord shall be entitled to reimbursement for its expenses, including the fees and expenses of its counsel, in connection with action taken pursuant to this Section 23.8(b). If Landlord is required (by oral questions,
                 ---------------
interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process) to disclose any Information supplied to it in the course of its dealing with Tenant or its representatives, Landlord shall provide Tenant with prompt notice of such request(s) so Tenant may seek an appropriate protective order and/or waive Landlord's compliance with the provisions of this Lease. If in the absence of a protective order or the receipt of a waiver hereunder, Landlord is nonetheless, in the opinion of Landlord's counsel, compelled to disclose any Information to any tribunal or else stand liable for contempt or to suffer other censure or penalty, Landlord may disclose such Information pursuant to such legal process without liability hereunder.

          (c)  This Section 23.8 shall not apply to: (i) disclosures which legal
                    ------------
counsel for Landlord advises are reasonably necessary to meet reporting or disclosure requirements to which Landlord or its affiliates are subject, including reporting obligations under the Securities Exchange Act of 1934, as amended, (ii) Information which is publicly available or which is obtained by Landlord from third party sources other any person who Landlord would have reasonable basis to believe is bound by a confidentiality agreement with Tenant and (iii) disclosures in connection with an exercise by Landlord of remedies hereunder.

          23.9  Fiscal Year.  The deadlines for delivery of information set
                -----------
forth in this Article 23 that are based upon the end of fiscal years or fiscal
              ----------
quarters have determined been based upon the fact that Tenant's fiscal year ends on September 30. If Tenant moves the end of its fiscal year to be later in the year, Landlord may require the shortening of such deadlines by up to 30 days.

                        ARTICLE 24 - LANDLORD MORTGAGES
                        -------------------------------

          24.1  Landlord May Grant Liens.  Subject to Section 24.2, without the
                ------------------------              ------------
consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Landlord's Encumbrance") upon the Leased Property, or any portion
            ----------------------
thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. This Lease is and at all times shall be subject and subordinate to any ground or underlying leases, mortgages, trust deeds or like encumbrances, which may now or hereafter affect the Leased Property and to all renewals, modifications, consolidations, replacements and extensions of any such lease, mortgage, trust deed or like encumbrance. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee or beneficiary, affecting any lease or the Leased Property. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request for such purposes.

          24.2  Tenant's Non-Disturbance Rights.  So long as Tenant shall pay
                -------------------------------
all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, none of Tenant's rights under this Lease shall be disturbed by the holder of any Landlord's Encumbrance which is created or otherwise comes into existence after the Commencement Date. Landlord shall obtain from any holder of a Landlord Encumbrance a nondisturbance agreement in a form reasonably acceptable to such holder and shall deliver such nondisturbance agreement to Tenant. The nondisturbance agreement shall protect Tenant's possession and other rights under this Lease absent an Event of Default by Tenant hereunder. A memorandum of this Lease shall be recorded in the real property records of Fort Bend County, Texas in a form acceptable to Landlord and Tenant.

          24.3  Breach by Landlord.  It shall be a breach of this Lease if
                ------------------
Landlord shall fail to observe or perform any material term, covenant or condition of this Lease on its part to be performed or if Landlord shall have breached any material representation or warranty made by Landlord and such failure or breach shall continue for a period of 30 days after notice thereof from Tenant, unless such failure or breach cannot with due diligence be cured within a period of 30 days, in which case such failure or breach shall not be deemed to continue if Landlord, within said 30-day period, proceeds promptly and with due diligence to cure the failure or breach and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure or breach shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. Tenant's remedies for a default or breach include any remedies available at law or equity.

          24.4  Facility Mortgage Protection.  Tenant agrees that the holder of
                ----------------------------
any Landlord Encumbrance shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease, but that in the event of Landlord's default with respect to any such obligation, Tenant will give any such holder whose name and address have been furnished to Tenant in writing for such purpose notice of Landlord's default and allow such holder 30 days following receipt of such notice for the cure of said default before invoking any remedies Tenant may have by reason thereof.

                        ARTICLE 25 - FINANCIAL COVENANTS
                        --------------------------------

          25.1  Financial Covenant.  If at any time Tenant fails to maintain a
                ------------------
minimum Tangible Net Worth of at least $20,000,000 (the "Financial Covenant"),
                                                         ------------------
Tenant shall post and maintain a Letter of Credit in the Letter of Credit Amount as provided in Section 25.2. Tenant shall provide an Officer's Certificate to
               ------------
Landlord not later than 30 days after the end of each Fiscal Quarter as to Tenant's compliance or noncompliance with the Financial Covenant, which certificate shall include a calculation in reasonable detail of such compliance or noncompliance. In addition, Tenant shall set forth any Distributions to be made by Tenant.

          25.2  Provision of Letter of Credit.  If any certificate delivered
                -----------------------------
pursuant to Section 25.1 shall disclose that Tenant is not in compliance with
            ------------
the Financial Covenant, Tenant shall deliver to Landlord a Letter of Credit within 30 days after the date of such certificate, but in no event after the end of the subsequent Fiscal Quarter. Upon delivery of such new Letter of Credit to Landlord, no breach or default under this Lease shall arise as a result of Tenant's failure to meet the Financial Covenant. The Letter of Credit shall be maintained and delivered to Landlord until such date as Tenant shall subsequently be in compliance with the Financial Covenant for two consecutive Fiscal Quarters, whereupon Landlord shall surrender the Letter of Credit to Tenant for cancellation.

          25.3  Terms of Letters of Credit.  The Letter of Credit or
                --------------------------
Distribution Letter of Credit shall:

          (i) be an irrevocable standby letter of credit from a bank with a long-term debt rating from each of Standard & Poor's and Moody's of investment grade naming Landlord (and/or any Facility Mortgagee if requested by Landlord) as beneficiary to secure Tenant's obligations hereunder and Tenant's or an Affiliate of Tenant's obligations under the Other Property Leases;

          (ii) have a stated amount equal to the amount required by this Lease plus, if the Letter of Credit is intended to satisfy Tenant's obligations under the Other Property Leases with Landlord, the amounts required under such other leases;

          (iii)  have a term of not less than one year;

          (iv) provide that it will be honored upon a signed statement by Landlord that an Event of Default has occurred and that Landlord is entitled to draw upon the letter of credit under this Lease in the amount so requested by Landlord, and shall require no signature or statement from any party other than Landlord;

          (v) provide that Landlord had given not less than three Business Day's notice to Tenant prior to submitting the Letter of Credit to the bank for presentation; and

          (vi) permit multiple draws by providing that following the honor of any drafts in an amount less than the aggregate stated amount of the Letter of Credit, the issuing bank shall return the original letter of credit to Landlord and that Landlord's rights as to the remaining stated amount of the Letter of Credit will not be extinguished.

          25.4  Draws Against Letters of Credit; Application of Proceeds.
                --------------------------------------------------------
Landlord may draw against the Letter of Credit or the Distribution Letter of Credit upon any Event of Default in an amount equal to Landlord's reasonable estimate of its damages at the time of the draw, with a right to make future draws if such estimate proves to be inadequate. Landlord may apply any amounts drawn under such letters of credit to the satisfaction of any obligations owed to Landlord under this Lease or the Other Property Leases. Any proceeds from such letters of credit drawn but not so applied shall be held by Landlord as a security deposit and if not utilized to satisfy obligations owed to Landlord under the Lease or Other Property Leases shall be released to Tenant six months after the Event of Default is cured without any reoccurring Event of Default.

          25.5  Renewal of Letter of Credit.  If the Letter of Credit shall
                ---------------------------
expire at a time when the Letter of Credit is still required under Section 25.2,
                                                                   ------------
Tenant shall renew the Letter of Credit at least 30 days prior to its expiration. If Tenant shall fail to renew the Letter of Credit prior to such time, Landlord may draw against the same and hold the proceeds thereof as a security deposit until such time as Tenant shall renew the Letter of Credit. Landlord shall hold such security deposit in a separate account in trust for Tenant and shall account to Tenant for any interest earned thereon.

          25.6  Distributions by Tenant and
                Other Credit Impairments
                ------------------------

               25.6.1  Posting of Distribution Letter of Credit.  In addition to
                       ----------------------------------------
     Tenant's obligation to post the Letter of Credit under Section 25.2, if
                                                            ------------
     during the Term any of the following occurs:

          (i) Tenant makes a Distribution and after giving effect to the Distribution the Tangible Net Worth is less than $15,000,000; or

          (ii) a default by Tenant or Cobblestone Holdings in any payment of principal or interest on any obligations for borrowed money having a principal balance of $5,000,000 or more in the aggregate (excluding obligations which are limited in recourse to specific property of Tenant provided that such property is not a substantial portion of the assets of Tenant), or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), if an effect of such default is that the holder(s) of such obligation cause such obligation to become due prior to its stated maturity; or

          (iii) a final, non-appealable judgment or judgments for the payment of money in excess of $3,000,000 in the aggregate not fully covered (excluding deductibles) by insurance shall be rendered against Tenant or Cobblestone Holdings and the same shall remain undischarged, unvacated, unbonded, or unstayed for a period of 60 consecutive days; or

          (iv) if Tenant elects to post a Distribution Letter of Credit in lieu of satisfying the financial covenants set forth in Section
                                                                  -------
          22.2.1.
          ------

     THEN Tenant shall deliver to Landlord a Distribution Letter of Credit in a stated amount equal to the Distribution LC Amount. Tenant shall deliver to Landlord the Distribution Letter of Credit as required by clause (i) no later than 10 Business Days prior to making such Distribution and as required by clause (ii) or (iii) immediately upon the occurrence thereof.

               25.6.2  Cancellation or Reduction of Distribution Letter of
                       ---------------------------------------------------
     Credit.  The Distribution Letter of Credit shall be:
     ------
          (i) surrendered to the issuing bank for cancellation upon such date that (a) the Tangible Net Worth for two consecutive Fiscal Quarters exceeds $20,000,000, (b) no Event of Default shall have occurred during such Fiscal Quarters and (c) neither of the events set forth in clauses (ii) or

               (iii)  of Section 25.6.1 shall have occurred during such Fiscal
                         --------------
               Quarters.

          (ii) surrendered to the issuing bank for adjustment to the Distribution LC Amount which would then be applicable under
               Section 25.6.1 upon such date that (a) the Tangible Net Worth
               --------------
               equals an amount for two consecutive Fiscal Quarters such that a higher or lower Distribution LC Amount would then be applicable pursuant to Section 25.6.1; provided however that such
                           --------------
               Distribution LC Amount shall only be adjusted downward if (b) no Event of Default shall have occurred during such Fiscal Quarters and (c) neither of the events set forth in clauses (ii) or (iii) of Section 25.6.1 shall have occurred during such Fiscal
                  --------------
               Quarters.

               25.6.3  Renewal of Distribution Letter of Credit.  If the
                       ----------------------------------------
     Distribution Letter of Credit shall expire at a time when the Distribution Letter of Credit is still required under Section 25.6, Tenant shall renew
                                              ------------
     the Distribution Letter of Credit at least 30 days prior to its expiration. If Tenant shall fail to renew the Distribution Letter of Credit prior to such time, Landlord may draw against the same and hold the proceeds thereof as a security deposit until such time as Tenant shall renew the Distribution Letter of Credit. Landlord shall hold such security deposit in a separate account in trust for Tenant and shall account to Tenant for any interest earned thereon.

          25.7 Liquidated Damages.  The requirement for the delivery of a Letter
               ------------------
of Credit or Distribution Letter of Credit as required by Tenant under this

Article 25 herein shall not create liquidated damages on behalf of Landlord for
- ----------
a default by Tenant under this Article 25.  Tenant shall be liable for
                               ----------
Landlord's actual damages calculated as of the time of the default caused by Tenant's failure to deliver and maintain the Letter of Credit or Distribution Letter of Credit as required under this Article 25.
                                        ----------

          25.8 Letters of Credit Not Additive.  Notwithstanding the other
               ------------------------------
provisions of this Article 25, if Tenant is required by the terms of this Lease
                   ----------
to provide and maintain a Letter of Credit and a Distribution Letter of Credit, Tenant will only be obligated to provide and maintain a letter of credit in the stated amount equal to the greater of the two requirements and not the sum of the two requirements.

                           ARTICLE 26 - MISCELLANEOUS
                           --------------------------

          26.1  Landlord's Right to Inspect.  Upon reasonable prior notice to
                ----------------------------
Tenant, Tenant shall permit Landlord and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Tenant or any governmental agency or insurance requirement relating to the Leased Property, or imposed by law or applicable regulations. Notwithstanding the foregoing, no prior notice to Tenant shall be required for casual Landlord visits not imposing any unreasonable burdens upon Tenant. Landlord shall indemnify Tenant for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Tenant by reason of Landlord's inspection pursuant to this Section 26.1.
                            ------------

          26.2  No Waiver.  No failure by Landlord to insist upon the strict
                ---------
performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. No failure by Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

          26.3  Remedies Cumulative.  To the extent permitted by law, each
                -------------------
legal, equitable or contractual right, power and remedy of Landlord or Tenant now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy. The exercise or beginning of the exercise by Landlord or Tenant of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord or Tenant of any or all of such other rights, powers and remedies.

          26.4  Acceptance of Surrender.  No surrender to Landlord of this Lease
                -----------------------
or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

          26.5  No Merger of Title.  There shall be no merger of this Lease or
                ------------------
of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

          26.6  Conveyance by Landlord.  If Landlord shall convey the Leased
                ----------------------
Property in accordance with the terms hereof other than as security for a debt, Landlord shall, upon the written assumption by the transferee of the Leased Property of all liabilities and obligations of the Lease be released from all future liabilities and obligations under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased

Property. All such future liabilities and obligations shall thereupon be binding upon the new owner.

          26.7  Quiet Enjoyment.  So long as Tenant shall pay all Rent as the
                ---------------
same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances contained in the Title Policy.

          26.8  Notices.  All notices, demands, requests, consents, approvals
                -------
and other communications hereunder shall be in writing and delivered or mailed (by registered or certified mail, return receipt requested and postage prepaid), addressed to the respective parties, as provided in the Basic Lease Provisions.

          26.9  Survival of Claims.  Anything contained in this Lease to the
                ------------------
contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination of this Lease shall survive such termination provided that such liabilities shall only apply with respect to claims described in a notice delivered by the indemnified party to the indemnifying party within four (4) years after the expiration of the Term or earlier termination of this Lease; provided, however, that the limitation set forth in this Section 26.9 shall not apply with respect to claims made pursuant
              ------------
to Article 8 of this Lease.
   ---------

          26.10  Invalidity of Terms or Provisions.  If any term or provision of
                 ---------------------------------
this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

          26.11  Prohibition Against Usury.  If any late charges provided for in
                 -------------------------
any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

          26.12  Amendments to Lease.  Neither this Lease nor any provision
                 -------------------
hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Landlord and Tenant.

          26.13  Successors and Assigns.  All the terms and provisions of this
                 ----------------------
Lease shall be binding upon and inure to the benefit of the parties hereto. All permitted assignees or sublessees shall be subject to the terms and provisions of this Lease.

          26.14  Titles.  The headings in this Lease are for convenience of
                 ------
reference only and shall not limit or otherwise affect the meaning hereof.

          26.15  Governing Law.  This Lease shall be governed by and construed
                 -------------
in accordance with the internal laws of the State of California (but not including its conflict of laws rules); provided that if Seller (or its designee) elects to lease the Club pursuant to Section 13.23 of the Purchase Agreement, this Lease shall be governed by Texas law and the provisions of Section 26.22
                                                                -------------
shall be null and void.

          26.16  Memorandum of Lease.  Landlord and Tenant shall, promptly upon
                 -------------------
the request of either, enter into a short form memorandum of this Lease, in form and substance satisfactory to Landlord and suitable for recording under the State, in which reference to this Lease, and all options contained herein, shall be made. Tenant shall pay all costs and expenses of recording such Memorandum of Lease.

          26.17  Attorneys' Fees.  In the event of any dispute between the
                 ---------------
parties hereto involving the covenants or conditions contained in this Lease or arising out of the subject matter of this Lease, the prevailing party shall be entitled to recover against the other party reasonable attorneys' fees and court costs.

          26.18  Non-Recourse as to Landlord.  Anything contained herein to the
                 ---------------------------
contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Property and not against any other assets, properties or funds of (a) Landlord, (b) any director, officer, general partner, limited partner, employee or agent of Landlord, or with respect to any general partner of Landlord, any of their respective general partners or stockholders (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of Landlord, or any of their respective general partners, either directly or through either Landlord or their respective general partners or any predecessor or successor partnership or corporation or their stockholders, officers, directors, employees or agents (or other entity), or (d) any other Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

          26.19  No Relationship. Landlord shall in no event be construed for
                 ---------------
any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to the Leased Property or any of the Other Leased Properties or otherwise in the conduct of their respective businesses.

          26.20  Signs; Reletting.  During the last two (2) years of the Term,
                 ----------------
Landlord shall have the right (i) to advertise the availability of the Leased Property for sale or reletting and to erect upon the Leased Property signs indicating such availability (provided that such signs will be located in areas mutually acceptable to Landlord and Tenant) and (ii) to show the Leased Property to prospective purchasers or tenants or their agents at such reasonable times as Landlord may elect.

          26.21  Course Identity.  Tenant may identify the Leased Property as a
                 ---------------
golf course managed and operated by Tenant and may use the name "Cobblestone
                                                                 -----------
Golf Group" or the initials "CGG" or the Tenant's logo alone or in conjunction
- ----------                   ---
with other words or names or designs owned by Tenant or any of its Affiliates. Landlord recognizes that the name "Cobblestone Golf Group" and the initials
                                   ----------------------
"CGG," together with any other names, logos or designs owned by Tenant or any of
 ---
its Affiliates and used in the management and operation of the Leased Property (including without limitation any such names, logos or designs used in connection with the restaurant, banquet rooms and meeting rooms in and about the Leased Property), together with appurtenant goodwill, are the exclusive property of Tenant or its Affiliates (collectively, the "Tenant-Owned Names").
                                                ------------------
Accordingly, Landlord agrees that no right or remedy of Landlord for any default on the part of Tenant under this Lease shall, nor shall any provision of this Lease, confer upon Landlord or its successors or assigns the right to use Tenant-Owned names in the operation of the Leased Property or otherwise. In the event of any breach of this covenant by Landlord, Tenant, in addition to any remedies available to it under this Lease or at law or in equity, shall have the right to injunctive relief.

          26.22  Judicial Reference.  Landlord and Tenant agree to waive and
                 ------------------
give up the right to a jury trial and to submit all disputes, controversies, differences, claims or demands, whether of fact or of law or both, relating to or arising out of this contract, to be resolved at the request of any party, by a trial on Order of Reference conducted by a retired judge or justice from the panel of Judicial Arbitration & Mediation Services, Inc. (JAMS) appointed pursuant to the provisions of CCP (S) 638(1) or any amendment, addition or successor section thereto to hear the case and report a statement of decision thereon. The parties intend this general reference agreement to be specifically enforceable in accordance with said section. The following procedures shall be followed in any such reference:

          26.22.1  Petition to Compel Reference.  Any party seeking to enforce
                   ----------------------------
the provision for reference contained in this agreement shall file a petition to enforce the reference agreement in any court of competent jurisdiction, or if an action has already been commenced respecting any dispute covered by this reference agreement, a motion for reference pursuant to the provisions of CCP
(S) 638.

          26.22.2  Selection of Referee.  The parties will attempt to agree on a
                   --------------------
retired judge from the JAMS panel. If they are unable to agree, JAMS will provide a list of three available judges and each party may strike one name from the list. The remaining judge will serve as the referee (unless he or she is disqualified after appropriate objection pursuant to CCP (S)(S) 641 and 642).
If the parties strike the same judge, leaving two remaining judges, the parties will flip a coin. The winner of such coin flip shall strike one additional judge, leaving one remaining judge who will serve as the referee (unless he or she is disqualified after appropriate objection pursuant to CCP (S)(S) 641 and
642).  If any
referee is disqualified under CCP (S)(S) 641 and 642, the foregoing process shall be repeated to select a new referee.

          26.22.3  Prehearing Conference.  The referee shall schedule a
                   ---------------------
prehearing conference to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations, and attempt to narrow the issues.

          26.22.4  Discovery.  The parties will submit a proposed discovery
                   ---------
schedule to the referee at the prehearing conference. All discovery methods (and sanctions and other remedies for noncompliance with same) available to litigants under the Civil Discovery Act (CCP (S) 2016, et seq.) and means of production permitted under CCP (S) 1985, et seq. shall be available to parties in such reference. Such discovery may include exchanges to expert trial witness information pursuant to CCP (S) 2034. Absent other agreement by the parties, the parties shall be afforded not less than two months and not more than four months to complete discovery.

               26.22.5  The Hearing.
                        -----------

               (a) Unless otherwise agreed by the parties, the hearing shall commence within six months of the court's order for reference.

               (b) The parties shall file briefs with the referee at least three days before the hearing, specifying the facts each intends to prove and analyzing the applicable law.

               (c) The parties shall have the right to representation by legal counsel throughout the reference proceedings.

               (d) California Evidence Code rules of evidence and procedure relating to the conduct of the hearing, examination of witnesses, and presentation of evidence shall apply.

               (e) Any party desiring a stenographic record may secure a court reporter to attend the proceedings. The requesting party must notify the other parties of the arrangements in advance of the hearing and must pay for the cost incurred.

               (f)  Any party may request oral evidence to be given under oath.

               26.22.6  The Decision.
                        ------------

               (a) The referee shall issue a written statement of decision which shall be reported to the court in accordance with CCP (S) 643 and mailed promptly to the parties.

               (b) Judgment may be entered on the decision of the referee in accordance with CCP (S) 644, and the decision may be excepted to, challenged and appealed according to law.

          26.22.7  Fees and Expenses.  The referee must award costs, including
                   -----------------
reasonable attorneys fees, to the prevailing party, if any, and may order the referee's fees to be paid or shared by the parties in such manner as the referee deems just.

          26.22.8  Extraordinary and Interim Relief.  Notwithstanding the
                   --------------------------------
foregoing, in the event that extraordinary or interim relief is necessary and no referee has been appointed, Landlord or Tenant may resort to any court of competent jurisdiction for purposes of seeking such extraordinary or interim relief including an injunction. In the event it become necessary to file a legal action or proceeding to enforce this agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses incurred in connection with such action or proceeding, including reasonable attorneys fees and court costs.

                                   EXHIBIT A
                                   ---------

                         Defined Terms; Interpretation
                         -----------------------------


Defined Terms.  For all purposes of this Lease, except as otherwise expressly
- -------------
provided or unless the context otherwise requires, the terms defined below have the meanings assigned to them below.

          Additional Charges:  As defined in Section 3.4.
          ------------------                 -----------

          Additional Rent:  As defined in Basic Lease Provisions.
          ---------------

          Affiliate:  As applied to any Person, means any other Person directly
          ---------
or indirectly controlling, controlled by, or under common control with, that Person.

          Annual Base Rent:  As defined in the Basic Lease Provisions.
          ----------------


          Applicable Percentage:  As defined in the Basic Lease Provisions.
          ---------------------


          Applicable Rate:  As defined in Section 7.3.3.
          ---------------                 -------------

          Award:  Means all compensation, sums or anything of value awarded,
          -----
paid or received on a total or partial Condemnation.

          Base Rent:  Means one-twelfth of the Annual Base Rent.
          ---------


          Basic Lease Provisions:  The provisions so labelled starting on page
          ----------------------
(i) of this Lease.

          Business Day:  Each Monday, Tuesday, Wednesday, Thursday and Friday
          ------------
which is not a day on which national banks in the City of New York, New York, are authorized, or obligated, by law or executive order, to close.

          Capital Improvement Account:  Means a deposit account in the name of
          ---------------------------
Tenant maintained in California with a major bank selected by Tenant.

          Change of Control:  As defined in Section 22.2.
          -----------------                 ------------

          Cobblestone Holdings:  Means Cobblestone Holdings, Inc., a Delaware
          --------------------
corporation and the parent of Tenant.

          Code:  The Internal Revenue Code of 1986, as
          ----

          Commencement Date:  As defined in the Basic Lease Provisions.
          -----------------

          Condemnation:  Means (a) the exercise of any governmental power,
          ------------
whether by legal proceedings or otherwise, by a Condemnor, and (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          Condemnation Threshold:  Means $13,000,000.
          ----------------------

          Condemnor:  Means any public or quasi-public authority, or private
          ---------
corporation or individual, having the power of condemnation.

          Confirmed Extended Term: As defined in Section 7.3.
          -----------------------                ------- ---


          Consumer Price Index:  Means the Consumer Price Index for all Urban
          --------------------
Consumers for U.S. City Average.

          Control:  Means (including, with correlative meanings, the terms
          -------
"controlling" and "controlled by"), as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

          Course Cash Flow:  Means for any trailing twelve-month period, Total
          ----------------
Revenue minus the sum of: (a) the cost of goods sold, (b) all operating expenses (including an administrative fee equal to 4% of Total Revenue, all lease costs and property taxes but excluding depreciation and amortization), (c) an amount for capital improvement reserves equal to 2% of Total Revenue, and (d) a management fee/lease payment to an operator of the Facility equal to the following amounts for the respective Fiscal Year:

               First Fiscal Year:              $250,000
               Second Fiscal Year:             $300,000
               Third Fiscal Year:              $350,000
               Fourth Fiscal Year:             $375,000
               Fifth Fiscal Year and each
                 Fiscal Year thereafter:       $400,000

          Course Revenue:  Means all revenues received (whether by Tenant or any
          --------------
subtenants, concessionaires or licensees) from or by reason of the operation of the Facility, or any other use of the Leased Property, including revenues from memberships (to the extent the membership was sold on or after the Commencement
Date), initiation fees (to the extent the membership was sold on or after the Commencement Date), dues, greens fees, fees to reserve a tee time, golf-related guest fees or golf cart rentals, golf-related surcharges, fees or other charges paid to Tenant by sponsors of golf tournaments at the Leased Property (unless the terms under which Tenant is paid by such sponsor do not comply with Section
                                                                        -------
22.5, in which event the gross revenues received by such sponsor for the
- ----
tournament shall be included in Course Revenue) and proceeds of any business interruption or similar insurance actually received by Tenant; provided,
                                                               ---------
however, that Course Revenue shall not include:
- -------

               (a)  Other Revenue;

               (b)  Cash refunds or credits allowed on returns by customers;

               (c) The amount of any city, county, state or federal sales or excise tax on sales, which is both added to the selling price and paid to the taxing authority by Tenant; and the amount of any city, county, state, or federal admission tax or use tax, which is paid to the relevant taxing authority by Tenant;

               (d) The actual uncollectible amount of any check or bank draft received by Tenant as payment for goods or services and returned to Tenant from a customer's bank as being uncollectible, but only after Tenant has made reasonable efforts to collect on the check;

               (e) The actual uncollectible amount of any charge or credit account incurred by Tenant for the sale of merchandise or services; provided, however, that the credit was extended to the
                         -----------------
               customer by Tenant, and that reasonable efforts to collect said account have been made;

               (f) The actual uncollectible amount of any sale of merchandise or services for which Tenant accepted a credit card; provided,
                                                                    ---------
               however, that Tenant has made reasonable efforts to collect the
               -------
               debt after being notified by the issuing bank of the invalidity or uncollectibility of the charge;

               (g) Interest or other charges paid by customers for extension of credit;

               (h) Revenue or proceeds from sales or trade-ins of machinery, vehicles, trade fixtures or personal property used in connection with Tenant's operation of the Leased Property;

               (i) The value of any merchandise, supplies or equipment exchanged or transferred from or to other locations or businesses of Tenant where such exchange or transfer is not made for the purpose of avoiding a sale which would otherwise be made from or at the Leased Property;

               (j) Revenue, if any, from receipts in the form of refunds from or the value of merchandise, supplies or equipment returned to shippers, suppliers or manufacturers;

               (k) Revenue, if any, from the amount of any cash or quantity discounts received from sellers, suppliers or manufacturers;

               (l) The amount of any gratuities paid or given by customers to or for employees of Tenant;

               (m) Receipts from the sales of uniforms or clothing required to be worn by employees;

               (n) Revenues from charging employees for meals served or provided to employees of Tenant;

               (o) Receipts from the sale of waste or scrap materials resulting from Tenant's operations;

               (p) Revenue received from any subtenant, concessionaire or licensee, inasmuch as the gross revenue received by such subtenant, concessionaire or licensee is otherwise included in the definition of Course Revenue or Other Revenue;

               (q) Gross revenue received by any sponsor of a golf tournament at the Leased Property, provided that the terms under which Tenant is paid surcharges, fees or other charges by such sponsor comply with Section 22.5;
                           ------------

               (r) Receipts from the sales of supplies or inventory by Tenant to subtenants, concessionaires, or licensees provided that such sales are at Tenant's cost of such supplies or inventories with no mark-up or premium; and

               (s) Revenue received by any golf professional who is an employee at the Facility for golf instruction services at the Facility (excluding any golf school or golf seminar activities) provided that Tenant receives no fee, mark-up or premium for such services.

          For purposes of this definition of Course Revenue, all references to Tenant in clauses (a) through (r) above shall also include any subtenants, concessionaires and licensees.

          Course Value:  Means Course Cash Flow multiplied by the following
          ------------
multiples depending on the respective Fiscal Year:

               First Fiscal Year:                     10x
               Second Fiscal Year:                    9.35x
               Third Fiscal Year:                     8.58x
               Fourth Fiscal Year:                    7.87x
               Fifth Fiscal Year and
                 each Fiscal Year thereafter:         7.41x

          Date of Taking:  Means the date the Condemnor has the right to
          --------------
possession of the property being condemned.

          Deposit Account:  As defined in Section 7.3.3.
          ---------------                 -------------

          Deposit Amount:  As defined in Section 7.3.3.
          --------------                 -------------

          Deposit Rent:  As defined in Section 7.3.3.
          ------------                 -------------

          Distribution:  Means any dividend, distribution, stock repurchase,
          ------------
recapitalization, affiliate loan or other similar transaction the effect of which is to reduce the Tangible Net Worth.

          Distribution Letter of Credit:  Means a letter of credit which
          -----------------------------
satisfies the requirements of Section 25.6.
                              ------------

          Distribution LC Amount:  Means (i) in the case of clauses (i) and (iv)
          ----------------------
of Section 25.6.1, the amount, if any, by which the Course Value is less than
   --------------
$13,000,000, but in any event (a) not less than six months of Base Rent, (b) not greater than $1,310,000 as Escalated if the Tangible Net Worth is in excess of $10,000,000, and (c) not greater than $2,000,000 as Escalated if the Tangible Net Worth is less than $10,000,000; and (ii) in the case of clauses (ii) and
(iii) of Section 25.6.1 the amount, if any, by which the Course Value is less
         --------------
than $13,000,000, but in any event (a) not less than six months of Base Rent and
(b) not greater than $2,000,000 as Escalated.

          Environmental Law:  Means all applicable statutes, regulations, rules,
          -----------------
ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the Commencement Date or as thereafter amended, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature, including: (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)(S) 9601 et seq.), the Resource
                                                      ------
Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.), the Clean Air Act
                                                     ------
(42 U.S.C. (S)(S) 7401 et seq.), the Federal Water Pollution Control Act (33
                       ------
U.S.C. (S) 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. (S)(S) 300f et
                ------                                                       --
seq.), the Toxic Substances Control Act (15 U.S.C. (S)(S) 2601 et seq.), the
- ---                                                            ------
Endangered Species Act (16 U.S.C. (S)(S) 1531 et seq.), the Emergency Planning
                                              ------
and Community Right-to-Know Act of 1986 (42 U.S.C: (S)(S) 11001 et seq.), and
                                                                ------
(y) analogous state and local provisions.

          Escalated: means, as to any dollar amount and any date of
          ---------
determination, such amount as increased annually by the annual increase in the Consumer Price Index from the month in which the Commencement Date occurs to the month in which the date of determination occurs.

          Event of Default:  As defined in Section 16.1.
          ----------------                 ------------

          Existing Instruments:  means: the Special Warranty Deed (as defined in
          --------------------
the Purchase Agreement), CC&R's (as defined in Section 14 of the Basic Lease
                                               ----------
Provisions), the Mutual Easement Agreement (to be executed by Seller and Landlord concurrently with the Commencement Date), and all other easements and matters of record referenced in Schedule B to the Title Policy.

          Extended Terms:  As defined in the Basic Lease Provisions.
          --------------

          Facility:  As defined in the Basic Lease Provisions.
          --------

          Facility Mortgage:  As defined in Section 13.1.
          -----------------                 ------------

          Facility Mortgagee:   Means the holder or beneficiary of a Facility
          ------------------
Mortgage, if any, and only to the extent Landlord gives Tenant notice of the identity and address of the Person.

          Financial Covenant:  As defined in Section 25.1.
          ------------------                 ------------

          Fiscal Quarter:  The three-month periods (or applicable portions
          --------------
thereof) in any Fiscal Year from January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31.

          Fiscal Year:  As defined in the Basic Lease Provisions.
          -----------

          Fixed Charge Coverage Ratio:  Means, if applicable, for any period,
          ---------------------------
the ratio of (A) the sum of, without duplication (i) consolidated net income of Tenant excluding any gains or losses in respect of dispositions plus (ii) provision for taxes plus (iii) consolidated interest expense (including non-cash interest payments or accruals and the interest component, if any, of lease obligations of Tenant and its subsidiaries) plus (iv) all lease and rent obligations (including percentage rent obligations) of Tenant and its subsidiaries plus (v) other non-cash charges deducted from consolidated revenues in determining net income for such period including depreciation and amortization (including amortization of intangibles), over (B) the sum of (i) consolidated interest expenses of Tenant and its subsidiaries for such period plus (ii) all lease and rent obligations (including percentage rent obligations) of Tenant and its subsidiaries for such period.

          Fixtures:  Means all permanently affixed equipment, machinery,
          --------
fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property and any Tenant Improvements.

          Full Replacement Cost:  Means the actual replacement cost thereof from
          ---------------------
time to time including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy.

          Hazardous Material:  Means any chemical substance:
          ------------------

               (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy, administrative request or civil complaint under any of the foregoing or under common law;

               (ii) which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto as in effect as of the Commencement Date, or as thereafter amended, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)(S) 9601 et seq.) and/or the Resource
                                          ------
               Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.);
                                                                    ------

               (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Commencement Date, or as thereafter amended, is regulated by any governmental authority, agency, department, commission, board, or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over the Leased Property;

               (iv) the presence of which on any of the Leased Property causes a nuisance upon such Leased Property or to adjacent properties or poses a hazard to the health or safety of persons on or about any of the Leased Property;

               (v) which, except as contained in building materials, contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or friable asbestos or friable asbestos-containing materials or urea formaldehyde foam insulation; or

               (vi)   radon gas.

          Impartial Appraiser:  As defined in Section 13.2.
          -------------------                 ------------

          Impositions:  Means collectively:
          -----------

               (a) all taxes (including all real and personal property, ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes);

               (b) assessments and levies (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term);

               (c)  excises;

               (d) fees (including license, permit, inspection, authorization and similar fees); and

               (e)  all other governmental charges;

          in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Landlord or Landlord's interest in the Leased Property; (ii) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or (iii) any operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, that Impositions
                                         -----------------
shall not include:

               (aa) any tax based on net income (whether denominated as an income, franchise, capital stock or other tax) imposed on Landlord or any other Person other than Tenant;

               (bb) any transfer, or net revenue tax of Landlord or any other Person other than Tenant;

               (cc) any tax imposed solely with respect to the sale, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof; or

               (dd) any tax imposed with respect to any principal or interest on any indebtedness on the Leased Property.

          Impound Charges:  As defined in Section 16.10.
          ---------------                 -------------

          Impound Payment:  As defined in Section 16.10.
          ---------------                 -------------

          Initial Base Rent:  As defined in the Basic Lease Provisions.
          -----------------

          Insurance Requirements:  All terms of any insurance policy required by
          ----------------------
this Lease (including any requirements set forth in the Basic Lease Provisions) and all requirements of the issuer of any such policy.

          Land:  As defined in Article 1.
          ----                 ---------

          Landlord:  As defined in the preamble.
          --------

          Landlord's Encumbrance:  As defined in Section 24.1.
          ----------------------                 ------------

          Landlord's Personal Property:  As defined in Article 1.
          ----------------------------                 ---------

          Lease:  As defined in the preamble.
          -----

          Leased Improvements:  As defined in Article 1.
          -------------------                 ---------

          Leased Property:  As defined in Article 1.
          ---------------                 ---------

          Legal Requirements:  All federal, state, county, municipal and other
          ------------------
governmental statutes, laws (including the Americans with Disabilities Act and any Environmental Laws), rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property; (ii) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant (other than encumbrances created by Landlord without the consent of Tenant), at any time in force affecting the Leased Property; or (iii) require the cleanup or other treatment of any Hazardous Material.

          Letter of Credit:  Means a letter of credit which satisfies the
          ----------------
requirements of Sections 25.2 and 25.3.
                ----------------------

          Letter of Credit Amount:  Means, for any Fiscal Year, an amount equal
          -----------------------
to six months of Base Rent for such Fiscal Year.

          Membership Documents:  As defined in Section 7.3.1.
          --------------------                 -------------

          Membership Plan:  As defined in Section 7.3.1.
          ---------------                 -------------

          Officer's Certificate:  A certificate of Tenant signed by an officer
          ---------------------
authorized to so sign by the board of directors or by-laws.

          Official Records:  Means the Official Records of the County of Fort
          ----------------
Bend, Texas.

          Other Leased Properties:  Mean the properties leased to Tenant or an
          -----------------------
Affiliate of Tenant by Landlord or an Affiliate of Landlord, and listed on Exhibit C attached hereto.
- ---------

          Other Property Leases:  Mean the other leases entered into between
          ---------------------
Landlord or an Affiliate of Landlord and Tenant or an Affiliate of Tenant relating to Tenant's use of the Other Leased Properties.

          Other Revenue:  Means all revenue received (whether by Tenant or any
          -------------
subtenants, concessionaires or licensees) from or by reason of the Leased Property relating to (i) the operation of snack bars, restaurants, bars and banquet operations, (ii) golf and tennis professionals' shops on the Leased Property, (iii) parking, (iv) fitness centers, (v) tennis facilities, (vi) day care, (vii) nongolf-related guest fees and related surcharges, (viii) locker rentals, (ix) bag storage, (x) video games, (xi) vending machines and (xii) fees or other charges paid to Tenant by providers of golf lessons (unless the terms under which Tenant is paid by such provider do not comply with Section 22.5, in
                                                               ------------
which event the gross revenue received by such provider shall be included in Other Revenue); but excluding: (1) the items described in clauses (b) through
                -------------
(r) of the definition of Course Revenue (for purposes of this definition of Other Revenue, all references to Tenant in clauses (a) through (s) of the definition of Course Revenue shall also include any subtenants, concessionaires and licensees) and (2) gross revenue received by any provider of golf lessons, provided that the terms under which Tenant is paid fees or other charges by such provider comply with Section 22.5.
                     ------------

          Overdue Rate:  On any date, a rate equal to 2 1/2% above the Prime
          ------------
Rate, but in no event greater than the maximum rate then permitted under applicable law.

          Person:  Means and includes natural persons, corporations, limited
          ------
partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          Primary Intended Use:  Means the operation of a golf course,
          --------------------
consisting of the Facility, and other activities customarily associated with or incidental to the operation of the Facility, including sale or rental of golf-related merchandise at a golf professional's shop, sale of memberships, furnishing of lessons by a golf professional, operation of a driving range, and sales of food and beverages, including liquor sales and operation of tennis courts, swimming pools and athletic facilities.

          Prime Rate:  On any date, a rate equal to the annual rate on such date
          ----------
announced by Citibank, N.A. to be its prime rate or base rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law.

          Programs: As defined in Section 3.7.2.
          --------                -------------

          Purchase Agreement: As defined in the Basic Lease Provisions.
          ------------------

          Related Rights:  As defined in Article 1.
          --------------                 ---------

          Rent:  Collectively, the Base Rent, Additional Rent, Additional
          ----
Charges (all as defined in Article 3) and the Deposit Rent (as defined in
                           ---------
Section 7.3.3).
- -------------

          Replacement Water Rights:  Means Water Rights that provide water
          ------------------------
supply and transportation at a quantity, price and priority which at the time of their acquisition are not less favorable in any material respect to the holder of the Water Rights than the quantity, price and priority of the Water Rights which will be replaced by such Replacement Water Rights.

          State:  The State or Commonwealth in which the Leased Property is
          -----
located.

          SWC:  Shall mean SWC Golf Group, Inc., a Texas corporation.
          ---

          Tangible Net Worth:  Means the net book value (assets minus
          ------------------
liabilities) of Tenant on a consolidated basis (excluding intangibles, goodwill, patents, trademarks, trade names, organizational expense, loans to affiliates and any recharacterization of the existing two classes of preferred stock to debt).

          Tenant:  As defined in the preamble.
          ------

          Tenant Improvement:  As defined in Section 10.1.
          ------------------                 ------------

          Tenant's Original Water Rights: As defined in Section 6.7.2.
          ------------------------------                -------------

          Tenant-Owned Names:  As defined in Section 26.21.
          ------------------                 -------------

          Tenant's Personal Property:  All machinery, equipment, furniture,
          --------------------------
furnishings, movable walls or partitions, phone system, computers or trade fixtures or other personal property, and consumable inventory and supplies, owned by Tenant and used or useful in Tenant's business on the Leased Property, including all items of furniture, furnishings, equipment, supplies and inventory, kitchen fixtures, bar equipment, flatware, lawn mowers and other gardening tools, tractors and other motorized vehicles and golf carts.

          Tenant's Properties: As defined in Section 3.7.1.
          -------------------                -------------

          Term:  Collectively, the Initial Term and the Extended Terms, as the
          ----
context may require, unless earlier terminated pursuant to the provisions hereof.

          Title Policy:  Means that certain Owner Policy of Title Insurance
          ------------
issued or to be issued to Landlord by Lawyers Title Company (File No. 96210003) as of the Commencement Date in connection with Landlord's acquisition of the Leased Property from Seller.

          Total Revenue:  Course Revenue plus Other Revenue.
          -------------

          Unavoidable Delays:  Delays due to strikes, lockouts, inability to
          ------------------
procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of
- -------------
either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party, under this Lease.

          Unsuitable For Its Primary Intended Use:  A state or condition of the
          ---------------------------------------
Facility such that in the good faith judgment of Tenant, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use.

          Water Rights:  Means any rights, permits, water well rights, and any
          ------------
other water rights or privileges of any nature for the supply or transportation of water to the Leased Property owned from time to time by Landlord or Tenant, including Tenant's Original Water Rights and the Replacement Water Rights.

Interpretation.  The foregoing defined terms include the plural as well as the
- --------------
singular. "Including" and variants thereof shall be deemed to mean "including without limitation." All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as at the time applicable. All references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the Detailed Lease Provisions unless otherwise indicated. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.

                                   EXHIBIT B
                                   ---------

                         Legal Description of the Land
                         -----------------------------


                                   [attached]

                                   EXHIBIT C
                                   ---------

                            Other Leased Properties
                            -----------------------

Course Name                   City            County    State
- -----------                   ----            ------    -----

Carmel Mtn Ranch CC           San Diego       San Diego CA

                                   EXHIBIT D
                                   ---------

                              Operating Standards
                              -------------------

          Tenant shall perform the following maintenance service at no less than the frequencies indicated, subject to weather and soil conditions and Unavoidable Delays. The enumerated maintenance standards are (i) guidelines developed for the operation of golf courses in general, and (ii) subject to changes in industry practices or new or revised environmental laws, ordinances, or codes. Tenant shall comply with such standards subject to changes required by law or industry practice with respect to high-quality golf facilities.

1.   Greens, practice putting greens & nurseries
     -------------------------------------------

     A. Mowing - At least five days per week at a height between 3/16" - 5/16" during the growing season; as needed during the off season.

     B. Change cup locations on all greens and practice putting greens daily during the active season and at least three times weekly in the off-season. Cup location on all greens will be moved at least twenty feet from the previous placement where possible.

     C. Repair ball marks, divots, or any other damaged turf areas on all greens and practice greens daily.

     D. Aerify all greens, practice putting greens and nurseries as often as necessary to produce superior turf quality, but no less than two times per year.

     E.   Top dress all greens, practice putting greens and nurseries:

          A.   After any aerification performed with 1/2" or larger tines;

          B.   As needed to maintain a smooth putting surface.

          C. Topdressing will be sand or a mix similar to that used to construct the greens.

     F. Light vertical mowing of all greens, practice putting greens and nurseries shall be performed as appropriate to smooth and true the putting surfaces. Heavy dethatching shall be performed as necessary to produce superior turf quality.

          Note: Where bermuda grass greens are maintained, they shall be overseeded annually using perennial rye or a blend of perennial rye, Poa trivialis and/or fine fescues or other suitable turf grasses - at a rate between 20 and 30 lbs. per 1,000 square feet. A good faith effort shall be made to complete such overseeding approximately 2 to 3 weeks before the first annual frost if possible.

          The putting surface shall be prepared for overseeding by aerifying not later than 30 days prior to overseeding and verticutting weekly starting three to four weeks prior.

          Overseeding shall be topdressed 1/8" with material similar to green construction material or an approved sand/organic mixture. A complete fertilizer shall be applied immediately prior to seeding. Greens shall be irrigated sufficient to remain moist but not soaked until all seed has germinated.

          During germination period, cup shall be changed frequently. First mowing shall be at 5/16" reducing to normal cutting heights gradually.

          A preventive program of fungicide applications shall be maintained starting two days after overseeding.

     G. Spiking of all greens and practice greens shall be performed as needed between aerifications to maintain water infiltration.

     H. Fertilization - All greens, practice greens, and nurseries shall be fertilized with nitrogen, phosphorous, potash, and other elements as needed to maintain color, growth, health and turgidity of the turf, without allowing excessive or succulent growth.

          The goal of the greens fertilization program is to provide the best possible putting surface, not to produce the maximum amount of growth.

     I. Fungicides - All greens, practice greens and nurseries shall receive appropriate fungicide applications to prevent and/or control fungal disease activity.

     J. Weed Control - All greens, practice greens and nurseries shall be maintained to the extent possible free of undesirable grasses and weeds. Pre-emergent herbicides shall be used as necessary to prevent intrusion into the greens of weeds difficult to eradicate such as goosegrass, crabgrass, etc.

     K. Insecticides - All greens, practice greens and nurseries shall be treated as necessary to prevent or halt insect damage.

2.   Tees - All areas used for tee surface
     -------------------------------------

     A. Mowing - All tees shall be mowed at a height between 3/8" - 5/8" three times per week during growing season and as necessary during off-season.

     B. Topdressing - All worn areas on tees shall be topdressed at least weekly to fill divots and level tee surface. Topdressing material shall contain seed of annual or perennial ryegrasses, or other species as appropriate.

     C. Overseeding - All tees shall be overseeded at a rate of not less than 10 lbs./1,000 square feet, approximately two to three weeks before the first expected annual frost. Seed used shall be a suitable species or blend.

     D. Set-up - Tee markers and all tee equipment shall be moved daily for proper play and control of turf wear.

     E. Weed Control - Tees shall be kept weed free to the extent possible by the proper and timely application of pre-and/or post-emergent herbicides.

     F. Vertical Mowing - All tees shall be verticut as necessary to control mat or thatch build-up.

     G. Aerification - All tees shall be aerified as often as necessary to produce superior turf quality, but not less than two times per year.

     H. Fertilization - All tees shall be fertilized with nitrogen, phosphorous, potash, and other elements as needed to maintain color, growth, health and turgidity of the turf, without showing excessive or succulent growth.

3.   Fairways - All areas of play except greens, tees, roughs and natural growth
     ---------------------------------------------------------------------------
     areas
     -----

     A. Mowing - All fairways shall be mowed at least three times per week at a height between 1/2" - 7/8" during the growing season and as needed for the balance of the year.

     B. Aerification - All fairways shall be aerified as often as necessary to produce superior turf quality, but not less than once a year.

     C. Fertilization - All fairways shall be fertilized with nitrogen, phosphorous, potash, or other elements as needed to maintain color, growth, health and turgidity of the turf, without allowing excessive or succulent growth.

     D. Vertical mowing - All fairways shall be verticut as necessary to control mat or thatch build-up.

     E. Weed Control - Fairways shall be kept weed free to the extent possible by the proper and timely application of pre- and/or post-emergent herbicides.

4.   Roughs
     ------

     All turfed areas of play except greens, tees, fairways and natural growth areas.

     A. Mowing - All roughs shall be mowed to a height not to exceed 2 1/2 inches on average.

     B.   Aerification -

          1) Fairway-to-tree-line play areas shall be aerified as often as necessary to produce superior turf quality, but no less than once per year.

          2) Within wooded play areas - as necessary to establish and/or maintain turf.

     C. Fertilization - Roughs shall be fertilized as necessary to maintain turf.

     D. Weed Control - Shall be performed as necessary to prevent seed formation and to allow proper play.

5.   Natural Growth Areas
     --------------------

     All areas in which native or introduced vegetation is allowed to survive without routine mowing, cultivating, irrigation or other routine maintenance procedures. May be out of play areas, steep slopes, barriers, windbreaks, nature trails, etc. Such areas are to be maintained free of excessive trash, noxious weeds and vertebrate pests, and in such manner as to comply fully with fire department regulations or other such regulations as may apply. Such natural growth areas may be improved and may from time to time be subjected to irrigation, cultivation, pruning, or other such practices as may be necessary or desirable to establish or maintain them.

6.   Planters - All areas planted with ornamental plants, not intended for golf
     --------------------------------------------------------------------------
     play and having a definable border
     ----------------------------------

     A.   Clean-up - All planters shall be maintained free of trash and debris.

     B. Weed Control - All planters shall be maintained free of weeds by mechanical and/or chemical means.

     C. Trimming - The plant material (trees, shrubbery and ground covers) in planters shall be trimmed for protection from wind, insect damage, and for appearance.

7.   Trees - All trees within the property lines of the golf course
     --------------------------------------------------------------

     A. Stakes - Trees shall be staked as necessary until of sufficient size to stand unassisted. Stakes shall be installed and maintained in the manner recommended by the University of California. Stakes shall be removed as soon as possible.

     B. Pruning - All trees shall be properly pruned for protection from wind and pests as well as for appearance and safety.

     C. Irrigation - All trees shall be irrigated to provide adequate moisture for normal growth.

     D. Mowing - Large area mowers shall not be used within one foot of the trunk of any tree.

     E. Removal and Replacement - When appropriate, all dead trees, for whatever cause, shall be removed. Any necessary replacement shall be with a tree of appropriate type and size.

8.   Irrigation - All equipment required to irrigate all areas of the property
     -------------------------------------------------------------------------

     A. Repair or replace all heads, valves, controllers, wiring, and pipe as needed to maintain the proper operation of the entire golf course irrigation system (including greens, tees, fairways, planters, flower beds, etc.) on an on-going basis.

     B. The golf course shall be irrigated as necessary to support proper growth of golf turf and associated landscaping.

9.   Fences - All fences and walls, block, chain link, or barbed wire, etc. on
     -------------------------------------------------------------------------
     or within boundaries of the property
     ------------------------------------

     A.   Repair as necessary all broken or damaged fencing on the Facility.

     B. Repair or replace as necessary all fences, gates and locking devices needed for the protection of the golf course or equipment.

10.  Clubhouse and structures - All structures within the boundaries of the golf
     ---------------------------------------------------------------------------
     course
     ------

     A. Course Restrooms - All course restrooms shall be maintained daily to provide clean and sanitary facilities for the users and employees of the course. Soap, towels, toilet paper, etc. shall be provided in adequate quantity at all times. Portable facilities shall be maintained similarly.

 B. All buildings and structures shall be maintained in good repair at all times. Surrounding areas shall be maintained free of weeds, brush, disorganized junk or broken-down equipment, trash piles, etc. Interior areas shall be clean and neatly organized, safe and sanitary for customers and employees. Painting, rodent and insect control, and landscaping shall be performed as necessary. "Housekeeping" duties shall be assigned to all maintenance crew members and shall be performed daily.

     C.   Cart Paths - Maintain all cart paths in a safe and clean condition.

     D. The golf course superintendent is responsible for all facilities and structures maintenance not within the clubhouse area proper.

11.  Edging
     ------

     All sidewalks, patios and concrete cart paths must be kept edged. Edging around valve boxes, meter boxes, backflow preventers, etc. shall be done as needed to insure that there is no obstruction of play or maintenance from growth around these item.

12.  Sand traps
     ----------

     All sand traps shall be edged as necessary to maintain an appropriate lip, raked daily and filled with fresh sand as needed to maintain a minimum 1/2" depth on slopes and 4" in the bottom. Replacement sand will be of a dust-free type, suitable for trap use.

13.  Landscaped areas
     ----------------

     The various planting areas throughout the course shall be cultivated, weeded, and pruned on a regular basis, with at least two replanting programs for annuals scheduled each year, depending on the length of the season.

14.  Trash and refuse
     ----------------

     Shall be collected daily and removed from the property in a safe, sanitary and lawful manner as necessary to minimize or eliminate problems from refuse odors, insects, etc. Approved trash receptacles shall be conveniently stationed on tees and other appropriate areas and emptied daily.

15.  Vertebrate pest control
     -----------------------

     Shall be routinely performed throughout the property on an on-going basis, in such a manner that vertebrate pest populations are controlled consistent with normal levels and regulations for the area.

16.  Aquatic
     -------

     All lakes, ponds and streams shall be maintained in a safe and sanitary manner and in good appearance.

17.  Soil and Water
     --------------

     Analysis will be performed yearly by an approved professional laboratory.

18.  Storage Tanks
     -------------

     Testing and inspection of all storage tanks located at the Leased Property will be performed periodically to verify that no leakage from such tanks has occurred or is occurring and that all storage tanks at the Leased Property comply with Legal Requirements.

                                   EXHIBIT E
                                   ---------

                          Landlord's Personal Property
                          ----------------------------

                                   [attached]

                                   EXHIBIT F
                                   ---------

                              Declaration of CC&Rs
                              --------------------

                                   [attached]

                                   EXHIBIT G
                                   ---------

                                Booked Contracts
                                ----------------

                                   [attached]

                                   EXHIBIT H
                                   ---------

                                 Golf Car Lease
                                 --------------

                                   [attached]

                                   EXHIBIT I
                                   ---------

                            Form of Future Easements
                            ------------------------

                                   [attached]

                                   EXHIBIT J
                                   ---------

                          Initial Capital Improvements
                          ----------------------------

The term "Initial Capital Improvements" shall generally refer to the capital
          ----------------------------
improvements required to be made pursuant to Section 11.2.1 of the Purchase Agreement. The construction and funding for such capital improvements shall be governed by Section 20 of the Basic Lease Provisions of this Lease. Within 60
            ----------
days after the Commencement Date, Landlord and Tenant shall establish a detailed list of the Initial Capital Improvements and schedule of completion based upon
Section 11.2.1 of the Purchase Agreement and information obtained by Landlord and Tenant as part of the due diligence investigation of the Leased Property.

                                   EXHIBIT K
                                   ---------

                          Refundable Security Deposits
                          ----------------------------

                                   [attached]

                                   EXHIBIT L
                                   ---------

                           Form of Landlord's Consent
                           --------------------------

                               [attached hereto]

                                   EXHIBIT M
                                   ---------

                                Bylaw Amendments
                                ----------------

                                   [attached]

                           DETAILED LEASE PROVISIONS

                               TABLE OF CONTENTS
                               -----------------

                                                               PAGE
                                                               ----

ARTICLE 1 - LEASED PROPERTY...................................  1

ARTICLE 2 - TERM..............................................  1
     2.1    Term..............................................  1
     2.2    Extended Term.....................................  1

ARTICLE 3 - RENT..............................................  2
     3.1    Rent..............................................  2
     3.2    Base Rent.........................................  2
     3.3    Additional Rent...................................  2
     3.4    Additional Charges................................  4
     3.5    Late Payment of Rent..............................  4
     3.6    Net Lease.........................................  5
     3.7    Marketing Programs................................  5
     3.8    Income/Expense Prorations.........................  6

ARTICLE 4 - IMPOSITIONS.......................................  6
     4.1    Payment of Impositions............................  6
     4.2    Information and Reporting.........................  6
     4.3    Assessment Challenges.............................  6
     4.4    Prorations........................................  6
     4.5    Refunds...........................................  7
     4.6    Utility Charges...................................  7
     4.7    Reassessments Upon Transfer.......................  7
     4.8    Assessment Districts..............................  7

ARTICLE 5 - TENANT WAIVERS....................................  7
     5.1    No Termination, Abatement, Etc....................  7
     5.2    Condition of the Leased Property..................  8
     5.3    Tenant's Rights Against Landlord..................  9

ARTICLE 6 - OWNERSHIP OF PROPERTY.............................  9
     6.1    Leased Property...................................  9
     6.2    Landlord's Personal Property...................... 10
     6.3    Tenant's Personal Property........................ 10
     6.4    Purchase of Tenant's Personal Property............ 10
     6.5    Removal of Personal Property...................... 11
     6.6    Landlord's Waivers................................ 11
     6.7    Water Rights...................................... 12
     6.8    Liquor License.................................... 12

ARTICLE 7 - USE OF LEASED PROPERTY............................ 13
     7.1    Use............................................... 13
     7.2    Specific Prohibited Uses.......................... 13
     7.3    Membership Matters, Fees and Charges.............. 14
     7.4    Landlord to Grant Easements, Etc.................. 16

ARTICLE 8 - HAZARDOUS MATERIALS............................... 17


     8.1       Representations................................ 17
     8.2       Remediation.................................... 17
     8.3       Tenant's Indemnification of Landlord........... 18
     8.4       Survival of Indemnification Obligations........ 18
     8.5       Environmental Violations at Expiration or
               Termination of Lease........................... 18

     8.6       Landlord's Indemnification of Tenant........... 19

ARTICLE 9 - MAINTENANCE AND REPAIR............................ 19
     9.1       Tenant's Sole Obligation....................... 20
     9.2       Waiver of Statutory Obligations................ 20
     9.3       Mechanic's Liens............................... 20
     9.4       Surrender of Leased Property................... 20

ARTICLE 10 - TENANT'S IMPROVEMENTS............................ 21
     10.1      Tenant's Right to Construct.................... 21
     10.2      Scope of Right................................. 21
     10.3      Cooperation of Landlord........................ 22
     10.4      Commencement of Construction................... 22
     10.5      Rights in Tenant Improvements.................. 22

ARTICLE 11 - LIENS, ENCROACHMENTS AND OTHER TITLE MATTERS..... 23
     11.1      Liens.......................................... 23
     11.2      Encroachments and Other Title Matters.......... 24

ARTICLE 12 - PERMITTED CONTESTS............................... 24

ARTICLE 13 - INSURANCE........................................ 26
     13.1      General Insurance Requirements................. 26
     13.2      Replacement Cost............................... 27
     13.3      Waiver of Subrogation.......................... 27
     13.4      Form Satisfactory, Etc......................... 27
     13.5      Change in Limits............................... 28
     13.6      Blanket Policy................................. 28

ARTICLE 14 - APPLICATION OF INSURANCE PROCEEDS................ 28
     14.1      Insurance Proceeds............................. 28
     14.2      Reconstruction Covered by Insurance............ 30
     14.3      Reconstruction Not Covered by Insurance........ 32
     14.4      Waiver......................................... 32
     14.5      Damage Near End of Term........................ 32

ARTICLE 15 - CONDEMNATION..................................... 33
     15.1      Total Taking................................... 33
     15.2      Partial Taking................................. 33
     15.3      Restoration.................................... 33
     15.4      Award-Distribution............................. 33
     15.5      Temporary Taking............................... 33

ARTICLE 16 - EVENTS OF DEFAULT................................ 34
     16.1      Events of Default.............................. 34
     16.2      Payment of Costs............................... 36


     16.3    Exceptions..............................................  36
     16.4    Certain Remedies........................................  37
     16.5    Damages.................................................  37
     16.6    Additional Remedies.....................................  38
     16.7    Appointment of Receiver.................................  38
     16.8    Waiver..................................................  38
     16.9    Application of Funds....................................  38
     16.10   Impounds................................................  39

ARTICLE 17 - RIGHT TO CURE DEFAULT...................................  39

ARTICLE 18 - LEGAL REQUIREMENTS......................................  40

ARTICLE 19 - HOLDING OVER............................................  40

ARTICLE 20 - RISK OF LOSS............................................  40
     21.2    Landlord's Indemnification of Tenant....................  42
     21.3    Mechanics of Indemnification............................  42
     21.4    Survival of Indemnification Obligations.................  42

ARTICLE 22 - SUBLETTING AND ASSIGNMENT...............................  43
     22.1    Prohibition Against Subletting and Assignment...........  43
     22.2    Changes of Control......................................  43
     22.3    Subleases...............................................  44
     22.4    Assignment..............................................  45
     22.5    REIT Limitations........................................  45

ARTICLE 23 - OFFICER'S CERTIFICATES AND OTHER STATEMENTS.............  46
     23.1    Officer's Certificates..................................  46
     23.2    Annual Financial Statements of Tenant...................  46
     23.3    Quarterly Financial Statements of Tenan.................  47
     23.4    Monthly Course Statements...............................  47
     23.5    Annual Course Statements................................  48
     23.6    Budgets.................................................  48
     23.7    Environmental Statements................................  48
     23.8    Confidential Information................................  48
     23.9    Fiscal Year.............................................  49

ARTICLE 24 - LANDLORD MORTGAGES......................................  49
     24.1    Landlord May Grant Liens................................  50
     24.2    Tenant's Non-Disturbance Rights.........................  50
     24.3    Breach by Landlord......................................  50
     24.4    Facility Mortgage Protection............................  50

ARTICLE 25 - FINANCIAL COVENANTS.....................................  51
     25.1    Financial Covenant......................................  51
     25.2    Provision of Letter of Credit...........................  51
     25.3    Terms of Letters of Credit..............................  51
     25.4    Draws Against Letters of Credit; Application of
             Proceeds.............................................
     25.5    Renewal of Letter of Credit.............................  52
     25.6    Distributions by Tenant and.............................


             Other Credit Impairments......................... 52
     25.7    Liquidated Damages............................... 54
     25.8    Letters of Credit Not Additive................... 54

ARTICLE 26 - MISCELLANEOUS.................................... 54
     26.1    Landlord's Right to Inspect...................... 54
     26.2    No Waiver........................................ 54
     26.3    Remedies Cumulative.............................. 55
     26.4    Acceptance of Surrender.......................... 55
     26.5    No Merger of Title............................... 55
     26.6    Conveyance by Landlord........................... 55
     26.7    Quiet Enjoyment.................................. 55
     26.8    Notices.......................................... 55
     26.9    Survival of Claims............................... 56
     26.10    Invalidity of Terms or Provisions............... 56
     26.11    Prohibition Against Usury....................... 56
     26.12    Amendments to Lease............................. 56
     26.13    Successors and Assigns.......................... 56
     26.14    Titles.......................................... 56
     26.15    Governing Law................................... 56
     26.16    Memorandum of Lease............................. 56
     26.17    Attorneys' Fees................................. 57
     26.18    Non-Recourse as to Landlord..................... 57
     26.19    No Relationship................................. 57
     26.20    Signs; Reletting................................ 57
     26.21    Course Identity................................. 57
     26.22    Judicial Reference.............................. 58